Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re CLOUD PEAK ENERGY INC., et al., Debtors.(1)	) ) ) ) ) ) )	Chapter 11 Case No. 19 — 11047 (KG) (Jointly Administered)

REVISED FIRST AMENDED JOINT CHAPTER 11 PLAN OF

CLOUD PEAK ENERGY INC. AND CERTAIN OF ITS DEBTOR AFFILIATES

Daniel J. DeFranceshci (No. 2732) John H. Knight (No. 3848) One Rodney Square 920 North King Street Wilmington, DE 19801 RICHARDS, LAYTON & FINGER, P.A. COUNSEL FOR THE DEBTORS

David S. Meyer (admitted pro hac vice)
Jessica C. Peet (admitted pro hac vice)
Lauren R. Kanzer (admitted pro hac vice)
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040

- and -

Paul E. Heath (admitted pro hac vice)
Trammell Crow Center
2001 Ross Avenue, Suite 3900
Dallas, TX 75201

VINSON & ELKINS LLP

COUNSEL FOR THE DEBTORS

Dated: October 22, 2019

(1)         The Debtors in these chapter 11 cases and the last four digits of their respective federal tax identification numbers are:  Antelope Coal LLC (8952); Arrowhead I LLC (3024); Arrowhead II LLC (2098); Arrowhead III LLC (9696); Big Metal Coal Co. LLC (0200); Caballo Rojo LLC (9409); Caballo Rojo Holdings LLC (4824); Cloud Peak Energy Finance Corp. (4674); Cloud Peak Energy Inc. (8162); Cloud Peak Energy Logistics LLC (7973); Cloud Peak Energy Logistics I LLC (3370); Cloud Peak Energy Resources LLC (3917); Cloud Peak Energy Services Company (9797); Cordero Mining LLC (6991); Cordero Mining Holdings LLC (4837); Cordero Oil and Gas LLC (5726); Kennecott Coal Sales LLC (0466); NERCO LLC (3907); NERCO Coal LLC (7859); NERCO Coal Sales LLC (7134); Prospect Land and Development LLC (6404); Resource Development LLC (7027); Sequatchie Valley Coal Corporation (9113); Spring Creek Coal LLC (8948); Western Minerals LLC (3201); Youngs Creek Holdings I LLC (3481); Youngs Creek Holdings II LLC (9722); Youngs Creek Mining Company, LLC (5734).  The location of the Debtors’ service address is:  385 Interlocken Crescent, Suite 400, Broomfield, Colorado 80021.

TABLE OF CONTENTS

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, AND GOVERNING LAW		1

A.	Defined Terms	1
B.	Rules of Interpretation	19
C.	Computation of Time	19
D.	Governing Law	19
E.	Reference to Monetary Figures	20
F.	Controlling Document	20

ARTICLE II.
ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS, AND PRIORITY CLAIMS		20

A.	Administrative Claims	20
B.	Professional Compensation	21
C.	DIP Facility Claims	22
D.	Adequate Protection Claims	23
E.	Payment of Certain Fees	23
F.	Priority Tax Claims	24
G.	Statutory Fees	24

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS		24

A.	Summary of Classification	24
B.	Treatment of Claims and Interests	25
C.	Special Provision Governing Unimpaired Claims	28
D.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	28
E.	Elimination of Vacant Classes	28
F.	Subordinated Claims	29

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN		29

A.	Sources of Plan Consideration	29
B.	Sale	29
C.	Vesting of Assets	33
D.	GUC Administrator	34
E.	Corporate Action	34
F.	Filing of Monthly and Quarterly Reports and Payment of Statutory Fees	35
G.	Cancellation of Existing Securities and Agreements	35
H.	Causes of Action	36
I.	Effectuating Documents; Further Transactions	37
J.	Directors and Officers of the Debtors	37
K.	Director and Officer Liability Insurance	37
L.	Key Employee Incentive Plans and Key Employee Retention Plans	38

i

M.	Employee and Retiree Benefits	38
N.	Exemption from Certain Taxes and Fees	38

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		39

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	39
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	39
C.	Cure of Defaults for Assumed Executory Contracts and Unexpired Leases	40
D.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	40
E.	Reservation of Rights	41
F.	Nonoccurrence of Effective Date	41
G.	Contracts and Leases Entered into After the Petition Date	41

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS		41

A.	Timing and Calculation of Amounts to Be Distributed; Entitlement to Distributions	41
B.	Disbursing Agent	42
C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	43
D.	Delivery of Distributions on Account of Prepetition Unsecured Noteholder Claim	44
E.	Distributions on Account of Claims Allowed After the Effective Date	44
F.	Compliance with Tax Requirements	45
G.	Surrender of Cancelled Instruments or Securities	45
H.	Allocations	45
I.	No Postpetition Interest on Claims	45
J.	Setoffs and Recoupment	45
K.	Claims Paid or Payable by Third Parties	46
L.	Exemption from Securities Laws	47

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		47

A.	Allowance of Claims and Interests	47
B.	Claims and Interests Administration Responsibilities	47
C.	Estimation of Claims	48
D.	Adjustment to Claims Without Objection	48
E.	Disallowance of Claims	48
F.	No Distributions Pending Allowance	49
G.	Distributions After Allowance	49
H.	Single Satisfaction of Claims	49

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		49

A.	Compromise and Settlement of Claims, Interests, and Controversies	49

B.	Discharge of Claims and Termination of Interests	50
C.	Term of Injunctions or Stays	50
D.	Release of Liens	50
E.	Releases by the Debtors	51
F.	Releases by Holders of Claims and Interests	52
G.	Exculpation	53
H.	Injunction	54
I.	Recoupment	54
J.	Subordination Rights	55
K.	Reimbursement or Contribution	55

ARTICLE IX.
PROVISIONS REGARDING GOVERNANCE OF THE REORGANIZED DEBTORS		55

A.	Organizational Action	55
B.	Organizational Documents	56
C.	Directors and Officers of the Reorganized Debtors	56

ARTICLE X.
CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		57

A.	Conditions Precedent to Confirmation	57
B.	Conditions Precedent to the Effective Date	57
C.	Waiver of Conditions	59
D.	Substantial Consummation	59
E.	Effect of Non-Occurrence of Conditions to the Confirmation Date or the Effective Date	59

ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN		59

A.	Modification and Amendments	59
B.	Effect of Confirmation on Modifications	60
C.	Revocation or Withdrawal of the Plan	60

ARTICLE XII.
RETENTION OF JURISDICTION		60

ARTICLE XIII.
MISCELLANEOUS PROVISIONS		62

A.	Immediate Binding Effect	62
B.	Additional Documents	63
C.	Reservation of Rights	63
D.	Successors and Assigns	63
E.	Service of Documents	63
F.	Term of Injunctions or Stays	64
G.	Entire Agreement	64

H.	Exhibits	64
I.	Nonseverability of Plan Provisions	64
J.	Votes Solicited in Good Faith	65
K.	Dissolution of the Committee	65
L.	Closing of Chapter 11 Cases	65
M.	No Stay of Confirmation Order	65
N.	Waiver or Estoppel	65

INTRODUCTION

Cloud Peak Energy Inc. and its affiliated debtors and debtors in possession in the above-captioned chapter 11 cases jointly propose this chapter 11 plan.  Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims against, and Interests in, such Debtor.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in Article I.A hereof or the Bankruptcy Code or Bankruptcy Rules.  Holders of Claims and Interests should refer to the Disclosure Statement for a discussion of the Debtors’ history, businesses, assets, results of operations, historical financial information, prepetition sale process, and postpetition sale process, as well as a summary and description of the Plan.  The Debtors are the proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS WHO ARE ELIGIBLE TO VOTE ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.
DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION
OF TIME, AND GOVERNING LAW

A.                                    Defined Terms

As used in the Plan, capitalized terms have the meanings set forth below.

1.                                      “Administrative and Priority Claims Reserve Account” means an escrowed account to be established by the Debtors into which Cash in the amount of the Administrative and Priority Claims Reserve Cash Amount shall be deposited on or before the Effective Date, which account shall vest in the Reorganized Debtors as of the Effective Date.

2.                                      “Administrative and Priority Claims Reserve Cash Amount” means the sum of the aggregate face amount of all Administrative Claims, Cure Claims, Priority Tax Claims, Other Priority Claims, and Other Secured Claims that are (a) asserted in a request for allowance of Administrative Claim validly submitted on or before the Administrative Claims Bar Date, (b) identified in the Schedules as entitled to secured status or priority in right of payment under section 507(a) of the Bankruptcy Code, (c) asserted to be entitled to secured status or priority in a Proof of Claim validly submitted on or before the Claims Bar Date, (d) included in the most recent Approved Budget, or (e) as to Administrative Claims, as such amount may be determined by the Debtors in their reasonable discretion with the consent of the Required Consenting Noteholders (such consent not to be unreasonably withheld), less (x) the face amount of any such Claims identified by the Debtors in their reasonable discretion as duplicative of other such Claims and (y) any amount of any such Claims paid or otherwise satisfied during the Chapter 11 Cases.

3.                                      Administrative Claim” means a Claim (other than Prepetition Secured Noteholder Adequate Protection Claims and DIP Facility Claims) for costs and expenses of administration of the Debtors’ Estates pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred after the

Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims; and (c) all Allowed requests for compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code.

4.                                      “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which:  (a) with respect to Administrative Claims other than Professional Fee Claims, shall be 30 days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be 60 days after the Effective Date.  For the avoidance of doubt, the U.S. Trustee shall not be subject to the Administrative Claims Bar Date.

5.                                      “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

6.                                      “Allowed” means with respect to any Claim:  (a) any Claim, proof of which is timely Filed on or before the applicable Bar Date (or that by the Bankruptcy Code or Final Order is not or shall not be required to be Filed); (b) any Claim that is listed in the Schedules as of the Effective Date as not disputed, not contingent, and not unliquidated, and for which no Proof of Claim has been timely Filed; or (c) any Claim allowed pursuant to the Plan or a Final Order of the Court (including pursuant to any stipulation approved by the Court); provided that with respect to any Claim described in clauses (a) or (b) above, such Claim shall be considered Allowed only if and to the extent that no objection to the allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Court or such an objection is so interposed and the Claim has been Allowed by a Final Order; provided further that any Claim described in clauses (a), (b), and (c) above shall not include any Claim on account of a right, option, warrant, right to convert, or other right to purchase an Interest.  Except as otherwise specified in the Plan or an order of the Court or with respect to Priority Tax Claims, the amount of an Allowed Claim shall not include interest on such Claim from and after the Petition Date.  Any Claim that has been listed in the Schedules as disputed, contingent, or unliquidated, and for which no Proof of Claim has been timely Filed, is not considered Allowed and shall be expunged without further action and without any further notice to or action, order, or approval of the Court.

7.                                      “Amended Prepetition Notes” means the notes outstanding upon the Effective Date pursuant to the Amended Prepetition Notes Indenture which, subject to the principal reduction described herein, will bear interest at a rate of 12% per annum, (which, subject to certain conditions set forth in the Amended Prepetition Notes Documents, may be payable in kind), and shall mature on that date that is five years after the Effective Date, and shall otherwise be subject to the terms set forth in the Amended Prepetition Notes Documents.

8.                                      “Amended Prepetition Notes Documents” means the Amended Prepetition Notes Indenture, the Amended Prepetition 2021 Notes, including the Global Note registered in the name of Cede & Co., and all other security agreements, notes, instruments and other documents to be delivered pursuant thereto or in connection therewith, including in connection with the Prepetition 2021 Notes Indenture, the form and substance of which shall be (i) contained in the Plan Supplement and (ii) reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

9.                                      “Amended Prepetition Notes Indenture” means the Prepetition 2021 Notes Indenture to be amended with effect as of the Effective Date, including all guarantees, security agreements, instruments and other documents to be delivered pursuant thereto or in connection therewith, the form and substance of which shall be (i) contained in the Plan Supplement and (ii) reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

10.                               “AMT Refund” means any alternative minimum tax refundable credit (as described under Section 53(e) of the Internal Revenue Code) to be received by Reorganized Parent.

11.                               “Approved Budget” has the meaning set forth in the DIP Credit Agreement.

12.                               “Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of August 19, 2019, by and among the Purchaser, Parent and certain Parent Subsidiaries (as amended from time to time).

13.                               “Associated Entities” means with respect to any Person or Entity, such Person’s or Entity’s Affiliates, current and former officers, managers, members, Committee members, directors, shareholders, partners, general partners, limited partners, managed accounts and funds, predecessors, successors and assigns, and each of their (or such person’s) respective professionals, advisors, accountants, attorneys, financial advisors, investment bankers, consultants, employees, principals, members, shareholders, partners, limited partners, general partners, agents and other representatives, each solely in its capacity as such.

14.                               “Assumed Liabilities” has the meaning set forth in the Asset Purchase Agreement.

15.                               “Assumed Purchaser Administrative Claim” means all Administrative Claims that are Assumed Liabilities that have been assumed by the Purchaser under the Sale Transaction Documentation.

16.                               “Assumed Purchaser Priority Tax Claim” means all Priority Tax Claims that are Assumed Liabilities that have been assumed by the Purchaser under the Sale Transaction Documentation.

17.                               “Avoidance Actions” means any and all actual or potential Claims and Causes of Action to avoid a transfer of property or an obligation incurred by the Debtors arising under chapter 5 of the Bankruptcy Code, including sections 544, 545, 547 through 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer and preference laws.

18.                               “Ballot” means the applicable form or forms of ballot(s) distributed to Holders of Claims entitled to vote on the Plan and on which the acceptance or rejection of the Plan is to be indicated.

19.                               “Bankruptcy Code” means title 11 of the United States Code, as amended and in effect during the pendency of the Chapter 11 Cases.

20.                               “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated under section 2075 of the Judicial Code and the general, local, and chambers rules of the Court other than the Local Rules.

21.                               “Bar Date” means, as applicable, the Administrative Claims Bar Date, the Claims Bar Date, the Governmental Bar Date, and any other date or dates to be established by an order of the Court by which Proofs of Claim must be Filed.

22.                               “Bar Date Order” means the Order (I) Establishing Bar Dates and Procedures and (II) Approving the Form and Manner of Notice Thereof [Docket No. 372].

23.                               “Bidding Procedures” means the procedures governing the sale of all or substantially all of the Debtors’ assets, as approved by the Court in the Bidding Procedures Order.

24.                               “Bidding Procedures Order” means the Order (I) Approving Bidding Procedures, (II) Scheduling the Bid Deadlines and the Auction, (III) Scheduling the Hearings and Objection Deadlines with Respect to the Sale, (IV) Approving the Form and Manner of Notice Thereof, (V) Approving Contract Assumption and Assignment Procedures, and (VI) Granting Related Relief [Docket No. 272].

25.                               “Board” means, as of any date prior to the Effective Date, Parent’s then-existing board of directors, including any duly formed committee thereof.

26.                               “Business Day” means any day other than a Saturday, Sunday, or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

27.                               “Cash” means the legal tender of the United States of America or the equivalent thereof.

28.                               “Causes of Action” means any action, claim, cause of action, controversy, third-party claim, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract, in tort, in law, or in equity or pursuant to any other theory of law.  For the avoidance of doubt, a “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defense set forth in section 558 of the Bankruptcy Code; and (e) any state or foreign law fraudulent transfer or similar claim.

29.                               “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Court; and (b) when used with reference to all of the Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Court.

30.                               “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

31.                               “Claims Bar Date” means the date to be set by the Court in the Bar Date Order as the last date for Filing a Proof of Claim, which date is August 1, 2019.

32.                               “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Notice and Claims Agent.

33.                               “Class” means a category of Claims against or Interests in the Debtors as set forth in Article III hereof pursuant to section 1122(a) of the Bankruptcy Code.

34.                               “Closing Date” means the date on which the Sale is consummated.

35.                               “Committee” means the Official Unsecured Creditors’ Committee (and all subcommittees thereof) appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

36.                               “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

37.                               “Confirmation Date” means the date upon which the Court enters the Confirmation Order on the docket of the Chapter 11 Cases, within the meaning of Bankruptcy Rules 5003 and 9021.

38.                               “Confirmation Hearing” means the hearing held by the Court to consider Confirmation of the Plan pursuant to section 1128(a) of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

39.                               “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

40.                               “Consenting Noteholders” means those Prepetition Secured Noteholders and Prepetition Unsecured Noteholders (together with any permitted assignees) that are party to the SAPSA.

41.                               “Consummation” means the occurrence of the Effective Date.

42.                               “Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Cases, and, to the extent of the withdrawal of any reference under 28 U.S.C. § 157 and/or the General Order of the District Court pursuant to section 151 of title 28 of the United States Code, the United States District Court for the District of Delaware.

43.                               “Cure Claim” means a monetary Claim based upon a Debtor’s defaults under an Executory Contract or Unexpired Lease at the time such contract or lease is assumed by the Debtor pursuant to section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

44.                               “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) of any of the Debtors with respect to directors, managers, officers, and employees of the Debtors.

45.                               “D&O Tail Coverage” means coverage under an applicable D&O Liability Insurance Policy that extends beyond the end of the policy period.

46.                               “Debtors” means, collectively, the following:  Antelope Coal LLC; Arrowhead I LLC; Arrowhead II LLC; Arrowhead III LLC; Big Metal Coal Co. LLC; Caballo Rojo LLC; Caballo Rojo Holdings LLC; Cloud Peak Energy Finance Corp.; Cloud Peak Energy Inc.; Cloud Peak Energy Logistics LLC; Cloud Peak Energy Logistics I LLC; Cloud Peak Energy Resources LLC; Cloud Peak Energy Services Company; Cordero Mining LLC; Cordero Mining Holdings LLC; Cordero Oil and Gas LLC; Kennecott Coal Sales LLC; NERCO LLC; NERCO Coal LLC; NERCO Coal Sales LLC; Prospect Land and Development LLC; Resource Development LLC; Sequatchie Valley Coal Corporation; Spring Creek Coal LLC; Western Minerals LLC; Youngs Creek Holdings I LLC; Youngs Creek Holdings II LLC; and Youngs Creek Mining Company, LLC.  Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors shall mean the Reorganized Debtors to the extent the context requires.

47.                               “Definitive Documentation” means the definitive documents and agreements relating to the implementation and effectuation of the Sale and the Plan and shall include:  (a) the Plan (and all exhibits thereto); (b) the Confirmation Order; (c) the Disclosure Statement; (d) the solicitation materials with respect to the Plan; (e) the DIP Credit Agreement; (f) the Interim DIP Order and the Final DIP Order; (g) the Bidding Procedures Order; (g) the Sale Order; (h) the Sale Transaction Documentation(s); (i) Amended Prepetition Notes Documents; and (j) any other documents included in the Plan Supplement.  Any document that is included within this definition of “Definitive Documentation,” including any amendment, supplement, or modification thereof, shall contain terms and conditions consistent with the SAPSA and shall otherwise be in form and substance reasonably satisfactory to the Debtors, the Required Consenting Noteholders, and the Committee (but solely insofar as such documents may impact Holders of General Unsecured Claims).

48.                               “Description of Transaction Steps” means the description of steps to be carried out to effectuate the Restructuring Transactions in accordance with the Plan and as set forth in the Plan Supplement.

49.                               “DIP Agent” means Ankura Trust Company, LLC in its capacity as administrative agent under the DIP Credit Agreement, and any successors in such capacity.

50.                               “DIP Credit Agreement” means that certain Superpriority Secured Priming Debtor-in-Possession Credit Agreement (as amended, supplemented, or otherwise modified from time to time in accordance with the terms thereof), dated as of May 15, 2019, which has been approved by the Court pursuant to the DIP Orders.

51.                               “DIP Credit Agreement Documents” means the DIP Credit Agreement and all other agreements, documents, instruments and amendments related thereto, including the DIP Orders and any guaranty agreements, pledge and collateral agreements, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and any other security agreements.

52.                               “DIP Facility” means the debtor-in-possession financing facility provided by the DIP Lenders on the terms and conditions set forth in the DIP Credit Agreement.

53.                               “DIP Facility Claim” means any Claim held by the DIP Lenders arising on account of any loans provided to the Debtors pursuant to the DIP Credit Agreement Documents and the Final DIP Order, including any DIP Roll-Up Claims.

54.                               “DIP Lenders” means the lenders party to the DIP Facility from time to time.

55.                               “DIP Orders” means the Interim DIP Order and the Final DIP Order.

56.                               “DIP Roll-Up Amount” means the total amount of Roll-Up Loans, as defined in the DIP Credit Agreement, held by DIP Lenders or their respective Affiliates, issued pursuant to the Final DIP Order.

57.                               “DIP Roll-Up Claims” means any Claim held by the DIP Lenders arising out of Roll-Up Loans as defined in the DIP Credit Agreement.

58.                               “Disallowed” means, with respect to any Claim, or any portion thereof, that such Claim, or such portion thereof, is not Allowed.

59.                               “Disbursing Agent” means, as applicable, (a) the Debtors, solely with respect to distributions that are required to be made on the Effective Date or thereafter by the Debtors as contemplated under the Plan, (b) the GUC Administrator, solely with respect to the General Unsecured Claims Cash Distribution Amount, or (c) any Person or Entity designated or retained by the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, in their sole discretion and without the need for further order of the Court.

60.                               “Disclosure Statement” means the disclosure statement for the Plan, as may be amended, supplemented, or modified from time to time, including all exhibits and schedules thereto, which is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law.

61.                               “Disputed” means, with respect to any Claim or Interest, that such Claim or Interest that is not yet Allowed.

62.                               “Distribution Record Date” means the date for determining which Holders of Allowed Claims are eligible to receive distributions hereunder, which, unless otherwise specified, shall be the Confirmation Date or such other date as designated in a Final Order of the Court.

63.                               “Effective Date” means the date that is a Business Day selected by the Debtors, in consultation with the Required Consenting Noteholders, on which:  (a) no stay of the Confirmation Order is in effect; (b) all conditions precedent specified in Article X.B have been satisfied or waived (in accordance with Article X.C); and (c) the Plan becomes effective.

64.                               “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

65.                               “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

66.                               “Excluded Assets” has the meaning set forth in the Asset Purchase Agreement.

67.                               “Exculpated Party” means, collectively, and in each case in its capacity as such:  (a) the Debtors and each of their respective directors, officers, and managers as of the Petition Date and at any time thereafter through the Effective Date; (b) the Estates; (c) the Reorganized Debtors; (d) the Debtors’ Professionals; (e) the Committee, the members thereof, and the Committee’s Professionals; (f) the GUC Administrator; and (g) with respect to each of the foregoing Entities in clauses (a) through (f), such Entity’s Associated Entities.

68.                               “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

69.                               “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date, compounded annually.

70.                               “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Court or, with respect to the filing of a Proof of Claim or proof of Interest, with the Notice and Claims Agent or the Court through the PACER or CM/ECF website.

71.                               “Final DIP Order” means the Final Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing Secured by Senior Priming Liens and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 477].

72.                               “Final Order” means (a) an order or judgment of the Court, as entered on the docket in any Chapter 11 Case (or any related adversary proceeding or contested matter) or the docket of any other court of competent jurisdiction; or (b) an order or judgment of any other court having jurisdiction over any appeal from (or petition seeking certiorari or other review of) any order or judgment entered by the Court (or any other court of competent jurisdiction, including in an appeal taken) in the Chapter 11 Cases (or in any related adversary proceeding or contested matter), in each case that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, or seek certiorari or move for a new trial, reargument, or rehearing has expired according to applicable law and no appeal or petition for certiorari or other proceedings for a new trial, reargument, or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be timely Filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice; provided, however, that the possibility a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Rules, may be Filed relating to such order shall not prevent such order from being a Final Order.

73.                               “General Unsecured Claim” means any Unsecured Claim against any Debtor (including, for the avoidance of doubt, any Claim arising from the rejection of an Executory Contract or Unexpired Lease, the Prepetition Unsecured Noteholder Claim and the Prepetition 2021 Notes Deficiency Claim) that is not otherwise paid in full or otherwise satisfied during the Chapter 11 Cases pursuant to an order of the Court, other than a Professional Fee Claim, an Administrative Claim, a Priority Tax Claim, an Other Priority Claim, and an Intercompany Claim; provided, however, that for the purposes of distribution and the treatment of Claims under Class 4 of Article III.B of the Plan, the term “General Unsecured Claim” shall not include the Prepetition 2021 Notes Deficiency Claim.

74.                               “General Unsecured Claims Cash Distribution Amount” means $1,250,000.

75.                               “Governmental Bar Date” means the date that is the 180th day after the Petition Date, which date is November 6, 2019.

76.                               “Governmental Unit” shall have the meaning set forth in section 101(27) of the Bankruptcy Code.

77.                               “GUC Administrator” means the Person selected by the Committee and acceptable to the Debtors, who is responsible for overseeing the reconciliation, objection, settlement, or other disposition of General Unsecured Claims asserted in these Chapter 11 Cases.

78.                               “GUC Administrator Budget” means the budget for the fees, costs, and expenses of the GUC Administrator from and after the Effective Date, which shall be (i) included in the Plan Supplement and (ii) satisfactory to the Committee or otherwise determined by the Court.

79.                               “GUC Administrator Expenses” means the reasonable fees, costs, and expenses of the GUC Administrator, which shall be consistent with, and provided for by, the GUC Administrator Budget.

80.                               “Holder” means a Person or Entity holding a Claim against or Interest in a Debtor, as applicable.

81.                               “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Unimpaired.

82.                               “Intercompany Claim” means any Claim held against one Debtor by another Debtor.

83.                               “Intercompany Interest” means an Interest in one Debtor held by another Debtor.

84.                               “Interest” means the common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests or units of any Debtor, including, any options, warrants, rights, or other securities or agreements to acquire the common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Debtor (whether or not arising under or in connection with any employment agreement), including any Claim against any Debtor that is subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

85.                               “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 243].

86.                               “Interim DIP Order” means the Interim Order (I) Authorizing the Debtors to (A) Obtain Postpetition Financing Secured by Senior Priming Liens and (B) Use Cash Collateral, (II) Granting Liens and Providing Superpriority Administrative Expense Status, (III) Granting Adequate Protection, (IV) Modifying the Automatic Stay, and (V) Granting Related Relief [Docket No. 106].

87.                               “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1—4001.

88.                               “KEIP/KERP Plans” means, collectively, (i) that certain Key Employee Retention Plan adopted on January 23, 2019 and approved by the KERP Order and (ii) that certain Key Employee Incentive Plan adopted on March 13, 2019 and approved by the KEIP Order.

89.                               “KEIP Order” means the Order (I) Approving the Debtors’ Key Employee Incentive Plan (II) Granting Related Relief [Docket No. 453].

90.                               “KERP Order” means the Order (I) Approving the Debtors’ Key Employee Retention Plan and (II) Granting Related Relief [Docket No. 371].

91.                               “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

92.                               “List of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, which shall be included in the Plan Supplement.  For the avoidance of doubt, the List of Retained Causes of Action shall not include any Causes of Action against any Released Parties.

93.                               “Local Rules” means the Local Rules for the United States Court, District of Delaware.

94.                               “New Board” means the board of directors of Reorganized Parent on the Effective Date as specified in Article IX.C hereof, the members of which shall be (i) specified in the Plan Supplement and (ii) selected by the Required Consenting Noteholders.

95.                               “New Bylaws” mean the bylaws of Reorganized Parent, the form and substance of which shall be (i) contained in the Plan Supplement and (ii) reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

96.                               “New Certificate of Incorporation” means the certificate of incorporation of Reorganized Parent, the form and substance of which shall be (i) contained in the Plan Supplement and (ii) reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

97.                               “New Corporate Governance Documents” means the New Bylaws, the New Certificate of Incorporation, the New Shareholders Agreement (if any) and any or any other applicable material governance and/or organizational documents of the Reorganized Debtors, the form and substance of which shall be (i) contained in the Plan Supplement and (ii) reasonably satisfactory to the Debtors and the Required Consenting Noteholders.

98.                               “New Parent Equity” means the equity of Reorganized Parent issued to each Holder of Allowed Prepetition 2021 Notes Claims in Class 3.

99.                               “New Shareholders Agreement” means a stockholders’ agreement, if any, to become effective on the Effective Date, by and among Reorganized Parent and all the recipients of New Parent Equity under the Plan, in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders.

100.                        “Non-Income Taxes” has the meaning set forth in the Asset Purchase Agreement.

101.                        “Notice and Claims Agent” means Prime Clerk, LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases, or its successor in that capacity.

102.                        “Notice of Non-Voting Status” means a notice provided by the Debtors to Holders of Claims or Interests in Classes that are not entitled to vote on the Plan notifying such parties that they are not entitled to vote and providing the opportunity for such parties to opt-out of the releases set forth in Article VIII.F of the Plan.

103.                        “Other Priority Claim” means any Claim against a Debtor other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, to the extent such Claim has not already been paid during the Chapter 11 Cases.

104.                        “Other Secured Claim” means any Secured Claim other than the Prepetition 2021 Notes Claims.

105.                        “Parent” means Cloud Peak Energy, Inc., a Delaware corporation and Debtor in the Chapter 11 Cases.

106.                        “Parent Interests” means all Interests in the Parent prior to the Effective Date.

107.                        “Permitted Exceptions” has the meaning given to it in the Asset Purchase Agreement.

108.                        “Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

109.                        “Petition Date” means the date on which each Debtor Filed its voluntary petition for relief commencing the Chapter 11 Cases, which date was May 10, 2019.

110.                        “Plan” means this chapter 11 plan, as it may be altered, amended, modified, or supplemented from time to time, including the Plan Supplement and all exhibits, supplements, appendices, and schedules to the Plan.

111.                        “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan (as amended, supplemented, or modified from time to time in accordance with the terms hereof, the Bankruptcy Code, the Bankruptcy Rules, and the SAPSA), each of which shall be in form and substance reasonably acceptable to the Debtors (except with respect to the GUC Administrator Budget and any amendments thereto), the Required Consenting Noteholders (except with respect to the identity of the GUC Administrator, the GUC Administrator Budget, and any amendments thereto), and the Committee (but solely insofar as such documents may impact Holders of General Unsecured Claims) to be Filed by the Debtors no later than three Business Days before the deadline to File objections to the Plan, including the following, as applicable:  (a) the GUC Administrator Budget; (b) the material New Corporate Governance Documents; (c) the identity and affiliations of each Person proposed to serve on the New Board; (d) the identity of the GUC Administrator; (e) the Amended Prepetition Notes Documents; (f) the Reorganized Subsidiary Bylaws, if amended and material; (g) the Reorganized Subsidiary Certificates of Incorporation, if amended and material; (h) the Reorganized Subsidiary Certificates of Formation, if amended and material; (i) the Reorganized Subsidiary Operating Agreements, if amended and material; and any other material documentation necessary to effectuate the transactions or that is contemplated by the Plan.  The Debtors shall have the right to amend the documents contained in, and exhibits to, the Plan Supplement through the Effective Date; provided that such amendments shall be reasonably acceptable to the Required Consenting Noteholders and the Committee (but solely insofar as such documents may impact Holders of General Unsecured Claims).

112.                        “Post-Effective Date Minimum Cash Amount” means the amount of Cash required to fund the Reorganized Debtors on the Effective Date, as determined by the Debtors and the Required Consenting Noteholders.

113.                        “Prepetition 2021 Notes” means the 12% senior lien secured notes due 2021 issued pursuant to the Prepetition 2021 Notes Indenture.

114.                        “Prepetition 2021 Notes Claim” means a Claim of any kind whatsoever arising under or related to the Prepetition 2021 Notes Documents.

115.                        “Prepetition 2021 Notes Deficiency Claim” means the portion of the Prepetition 2021 Notes Claim that is not a Prepetition 2021 Notes Secured Claim.

116.                        “Prepetition 2021 Notes Documents” means the Prepetition 2021 Notes Indenture, together with any other agreement, note, instrument, guaranty, mortgage, fixture filing, deed of trust, security agreement, financing statement, pledge, assignment, forbearance agreement, and other document executed at any time in connection therewith, in each case as the same may have been amended, modified, restated, or supplemented prior to the Petition Date.

117.                        “Prepetition 2021 Notes Indenture” means that certain Indenture, dated as of October 17, 2016 (as amended, modified, supplemented, or waived prior to the Petition Date) by and among Cloud Peak Energy Inc., Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., and the other direct and indirect subsidiaries of Cloud Peak Energy Inc. that are party to thereto, governing the Prepetition 2021 Notes.

118.                        “Prepetition 2021 Notes Indenture Trustee” means Wilmington Trust, N.A., in its capacity as the indenture trustee under the Prepetition 2021 Notes Indenture and as collateral agent under the Prepetition 2021 Notes Documents, and any successors in such capacities (other than the Prepetition 2021 Notes Post-Emergence Indenture Trustee).

119.                        “Prepetition 2021 Notes Post-Emergence Indenture Trustee” means WSFS Institutional Services, in its capacity as the indenture trustee under the Amended Prepetition Notes Indenture.

120.                        “Prepetition 2021 Notes Secured Claim” means any Prepetition 2021 Notes Claim that is a Secured Claim.

121.                        “Prepetition 2021 Notes Secured Claim Cash Distribution” means all Cash on hand of the Debtors as of the Effective Date less any amounts required to be paid, reserved or distributed on the Effective Date pursuant to the Plan including, without duplication, (i) the Post-Effective Date Minimum Cash Amount, (ii) the Professional Fee Reserve Amount, (iii) the General Unsecured Claims Cash Distribution Amount, (iv) any amount required to be reserved in connection with Disputed Cure Claims, (v) any distribution to or reserve in connection with DIP Facility Claims, (vi) the Prepetition Unsecured Notes Indenture Trustee Payout Amount, and (vii) the Administrative and Priority Claims Reserve Cash Amount.

122.                        “Prepetition First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 24, 2018 among Cloud Peak Energy Resources LLC, the guarantors party thereto, the lenders party thereto, and PNC Bank, National Association, as administrative agent, swingline lender, and issuing bank.

123.                        “Prepetition Secured Noteholder Adequate Protection Claims” means all adequate protection claims arising in favor of the Prepetition Secured Noteholders under applicable law or pursuant to the Final DIP Order.

124.                        “Prepetition Secured Noteholders” means holders of Prepetition 2021 Notes issued under the Prepetition 2021 Notes Indenture.

125.                        “Prepetition Secured Noteholder Group” means that certain group of Prepetition Secured Noteholders composed of signatories to the SAPSA as of the effective date of the SAPSA.

126.                        “Prepetition Unsecured Noteholder Claim” means a Claim of any kind whatsoever arising under or related to the Prepetition Unsecured Notes Indenture.

127.                        “Prepetition Unsecured Noteholders” means holders of Prepetition Unsecured Notes issued under the Prepetition Unsecured Notes Indenture.

128.                        “Prepetition Unsecured Notes” means the 6.375% senior notes due 2024 issued pursuant to the Prepetition Unsecured Notes Indenture.

129.                        “Prepetition Unsecured Notes Indenture” means that certain Indenture, dated as of March 11, 2014 (as supplemented and amended by the First Supplemental Indenture dated as of March 11, 2014 and the Second Supplemental Indenture dated as of September 1, 2015), by and among Cloud Peak Energy Resources LLC and Cloud Peak Energy Finance Corp., as issuers, Cloud Peak Energy, Inc., as parent guarantor, the subsidiaries named therein, as subsidiary guarantors, and Wells Fargo Bank, National Association, as indenture trustee, governing the Prepetition Unsecured Notes.

130.                        “Prepetition Unsecured Notes Indenture Trustee” means BOKF, National Association, in its capacity as the successor indenture trustee under the Prepetition Unsecured Notes Indenture, together with its successors and assigns.

131.                        “Prepetition Unsecured Notes Indenture Trustee Charging Lien” means any Lien or other priority in payment to which the Prepetition Unsecured Notes Indenture Trustee is entitled, pursuant to the Prepetition Unsecured Notes Indenture, against the portion of the General Unsecured Claims Cash Distribution Amount allocable to the Prepetition Unsecured Noteholders, for payment of any Prepetition Unsecured Notes Indenture Trustee Fees and Costs.

132.                        “Prepetition Unsecured Notes Indenture Trustee Fees and Costs” means the reasonable compensation, fees, expenses, disbursements and claims for indemnity, subrogation, and contribution, including, without limitation, attorney’s fees, financial advisor’s fees, and agent’s fees, expenses and disbursements, incurred by or owed to the Prepetition Unsecured Notes Indenture Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date, under the Prepetition Unsecured Notes Indenture.

133.                        “Prepetition Unsecured Notes Indenture Trustee Payment Amount” means the amount of Prepetition Unsecured Notes Indenture Trustee Fees and Costs to be paid in accordance with Article II.E hereof, which amount shall not exceed $250,000 through the Effective Date.

134.                        “Priority Tax Claim” means any Claim, whether Secured or Unsecured, against a Debtor held by a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

135.                        “Pro Rata” means, unless indicated otherwise, the proportion that an Allowed Claim in a particular Class that is entitled to a distribution in such Class bears to the aggregate amount of Allowed Claims in that respective Class that are entitled to a distribution in such Class.

136.                        “Professional” means an Entity employed pursuant to a Final Order of the Court in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

137.                        “Professional Fee Claims” means all Administrative Claims for the compensation of Professionals and the reimbursement of expenses incurred by such Professionals through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to the Interim Compensation Order or any other order of the Court.  To the extent the Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Allowed Professional Fee Claim.

138.                        “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors on the Effective Date in an amount equal to the Professional Fee Reserve Amount, pursuant to Article II.B.

139.                        “Professional Fee Reserve Amount” means the total amount of Professional Fee Claims estimated in accordance with Article II.B.3.

140.                        “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

141.                        “Purchased Assets” has the meaning set forth in the Asset Purchase Agreement.

142.                        “Purchaser” means Navajo Transitional Energy Company, LLC, a limited liability company organized under the laws of the Navajo Nation.

143.                        “Purchaser Take-Back Notes” means the senior secured note described in the Asset Purchase Agreement (which may be issued in the form of notes), which shall be issued pursuant to the Purchaser Take-Back Notes Indenture in an aggregate principal amount of $40 million, subject to annual incremental increases, the form and substance of which shall be (i) consistent with the Senior Secured Note Term Sheet, included as Exhibit E to the Asset Purchase Agreement as amended pursuant to the Motion of Debtors for an Order Approving (I) the Second Amendment to the Asset Purchase Agreement, and (II) the Stipulation Between the Debtors and PNC Bank, N.A. [Docket No. 736], (ii) contained in the Plan Supplement and (iii) reasonably satisfactory to the Debtors, the Purchaser, and the Required Consenting Noteholders, issued by the Purchaser either (x) directly to the Holders of Allowed 2021 Notes Claims or (y) to the Parent  and transferred by the Parent to Holders of Allowed 2021 Notes Claims pursuant to this Plan upon the Effective Date as further described in the Description of Transaction Steps.

144.                        “Purchaser Take-Back Notes Documents” means the Purchaser Take-Back Notes, the Purchaser Take-Back Notes Indenture and all other agreements, documents, instruments and amendments related thereto, including any guaranty agreements, mortgages, deeds of trust, control agreements, pledge and collateral agreements, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and any other security agreements, the form and substance of which shall be (i) consistent with the Senior Secured Note Term Sheet, included as Exhibit E to the Asset Purchase Agreement and (ii) reasonably satisfactory to the Debtors, the Purchaser, and the Required Consenting Noteholders.

145.                        “Purchaser Take-Back Notes Indenture” means that certain indenture governing the issuance of the Purchaser Take-Back Notes by and between the Purchaser and the Reorganized Parent, the Purchaser Take-Back Notes Indenture Trustee and the other parties thereto, the form and substance of which shall be (i) consistent with the Senior Secured Note Term Sheet, included as Exhibit E to the Asset Purchase Agreement as amended pursuant to Motion of Debtors for an Order Approving (I) the Second Amendment to the Asset Purchase Agreement, and (II) the Stipulation Between the Debtors and PNC Bank, N.A. [Docket No. 736] (ii) contained in the Plan Supplement and (iii) reasonably satisfactory to the Debtors, the Purchaser, and the Required Consenting Noteholders.

146.                        “Purchaser Take-Back Notes Indenture Trustee” means WSFS Institutional Services, in its capacity as the indenture trustee and collateral trustee under the Purchaser Take-Back Notes Indenture, and any successors in such capacity.

147.                        “Reinstated” or “Reinstatement” means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

148.                        “Released Party” means, collectively, and in each case in its capacity as such:  (a) the Debtors and each Debtor’s respective directors, officers, and managers as of the Petition Date and at any time thereafter through the Effective Date; (b) the DIP Lenders; (c) the DIP Agent; (d) the Consenting Noteholders; (e) the Committee and the members thereof; (f) the GUC Administrator; (g) the Prepetition 2021 Notes Indenture Trustee; (h) the Prepetition Unsecured Notes Indenture Trustee; and (i) with respect to each of the foregoing parties under (a) through (h), such Entity and its Associated Entities; provided, however, that “Released Party” excludes any Holder of a Claim or Parent Interest that checks the applicable box on the Ballot thereby opting out of the releases provided under the Plan.

149.                        “Releasing Party” means each of the following solely in its capacity as such:  (a) the Debtors; (b) the DIP Lenders; (c) the DIP Agent; (d) the Consenting Noteholders; (e) the Committee and each of its members; (f) those Holders of Claims or Parent Interests (1) who vote to accept the Plan, (2) who are Unimpaired under the Plan but do not check the applicable box on the Notice of Non-Voting Status thereby opting out of granting the releases herein, (3) whose vote to accept or reject the Plan is solicited but who do not vote either to accept or to reject the Plan and do not check the applicable box on the Ballot thereby opting out of granting the releases herein, (4) who vote to reject the Plan but do not check the applicable box on the Ballot thereby opting out of granting the releases herein, or (5) who are deemed to reject the Plan but do not check the applicable box on the Notice of Non-Voting Status thereby opting out of granting the releases herein; and (g) with respect to each of the foregoing parties under (a) through (f), such Entity and its Associated Entities.

150.                        “Reorganized Cloud Peak Energy Resources LLC” means Cloud Peak Energy Resources LLC, as reorganized on the Effective Date in accordance with the Plan.

151.                        “Reorganized Debtors” means (i) the Reorganized Parent, (ii) Reorganized Cloud Peak Energy Resources LLC and (iii) Cloud Peak Energy Finance Corp.; Antelope Coal LLC; Arrowhead I LLC; Arrowhead II LLC; Arrowhead III LLC; Big Metal Coal Co. LLC; Caballo Rojo Holdings LLC; Caballo Rojo LLC; Cloud Peak Energy Logistics LLC; Cloud Peak Energy Logistics I LLC; Cloud Peak Energy Services Company; Cordero Mining Holdings LLC; Cordero Mining LLC; Cordero Oil and Gas LLC; Kennecott Coal Sales LLC; Nerco Coal LLC; Nerco Coal Sales LLC; Nerco LLC; Prospect Land and Development LLC; Resource Development LLC; Sequatchie Valley Coal Corporation; Spring Creek Coal LLC; Western Minerals LLC; Youngs Creek Holdings I LLC; Youngs Creek Holdings II LLC; Youngs Creek Mining company, LLC, as reorganized on the Effective Date in accordance with the Plan.

152.                        “Reorganized Parent” means Parent, as reorganized on the Effective Date in accordance with the Plan.

153.                        “Reorganized Subsidiaries” means the Reorganized Debtors other than Reorganized Parent.

154.                        “Reorganized Subsidiary Bylaws” means the bylaws of the Reorganized Subsidiaries that are corporations.

155.                        “Reorganized Subsidiary Certificates of Incorporation” means the certificates of incorporation of the Reorganized Subsidiaries that are corporations.

156.                        “Reorganized Subsidiary Certificates of Formation” means the limited liability company certificates of formation of the Reorganized Subsidiaries that are limited liability companies.

157.                        “Reorganized Subsidiary Operating Agreements” means the operating agreements of the Reorganized Subsidiaries that are limited liability companies.

158.                        “Reorganized Subsidiary Organization Documents” means the Reorganized Subsidiary Bylaws, the Reorganized Subsidiary Certificates of Incorporation, the Reorganized Subsidiary Certificates of Formation and the Reorganized Subsidiary Operating Agreements.

159.                        “Required Consenting Noteholders” has the meaning ascribed to such term in the SAPSA.

160.                        “Restructuring Transactions” means the transactions described in Article IV.

161.                        “Retained Real Estate” means the real property and any improvements located thereon that comprise “Excluded Assets” as set forth in the Asset Purchase Agreement.

162.                        “Royalty Interest” has the meaning set forth in the Asset Purchase Agreement.

163.                        “Royalty Interest Documents” shall mean the agreements by and between the Purchaser and Cloud Peak Energy Resources LLC, and all other documents, instruments and amendments related thereto, in each case, in form and substance that shall be (i) consistent with the Term Royalty Agreement Term Sheet, included as Exhibit F to the Asset Purchase Agreement, (ii) contained in the Plan Supplement, and (iii) reasonably satisfactory to the Debtors, the Purchaser, and the Required Consenting Noteholders.

164.                        “Sale” means the sale of all or substantially all of the Purchased Assets to the Purchaser free and clear of all Liens (other than Permitted Exceptions and Assumed Liabilities) and the assumption by the Purchaser of the Assumed Liabilities pursuant to section 1123 of the Bankruptcy Code in accordance with the terms and conditions set forth in the Sale Transaction Documentation and the Sale Order.

165.                        “Sale Order” means the Order (I) Approving Sale of the Debtors’ Assets Free and Clear of Liens, (II) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases, and (III) Granting Related Relief [Docket No. 674], entered by the Court on October 2, 2019.

166.                        “Sale Process” means the marketing process that the Debtors and their Professionals have conducted to solicit bids for the purchase of any or all of the Debtors’ assets.

167.                        “Sale Transaction Documentation” means the Asset Purchase Agreement and related documents with the Purchaser, pursuant to which the Debtors have effectuated the Sale.

168.                        “SAPSA” means that certain Second Amended and Restated Sale and Plan Support Agreement, dated July 16, 2019, by and among the Debtors and the Consenting Noteholders, as amended, modified, or supplemented from time to time.

169.                        “Schedule of Assumed Executory Contracts and Unexpired Leases” means the schedule of Executory Contracts and Unexpired Leases to be assumed  by the Debtors pursuant to the Plan, as set forth in the Plan Supplement, as may be amended from time to time prior to the Effective Date.

170.                        “Schedules” means, collectively, the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by the Debtors pursuant to section 521 of the Bankruptcy Code and in substantial conformance with the official bankruptcy forms, as the same may have been amended, modified, or supplemented from time to time.

171.                        “SEC” means the United States Securities and Exchange Commission.

172.                        “Secured” means when referring to a Claim, a Claim:  (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) otherwise Allowed pursuant to the Plan as a Secured Claim.

173.                        “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a—77aa, as amended, or any similar federal, state or local law.

174.                        “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

175.                        “Tender Offer” means that certain tender offer for Prepetition 2021 Notes launched by the Parent to permit Holders of Prepetition 2021 Notes to participate in the DIP Facility which closed on August 1, 2019.

176.                        “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

177.                        “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are “unimpaired” within the meaning of section 1124 of the Bankruptcy Code, including through payment in full in Cash or Reinstatement.

178.                        “Unsecured” means, with respect to a Claim, not Secured.

179.                        “U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.

B.                                    Rules of Interpretation

For purposes herein:  (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) except as otherwise provided, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (3) except as otherwise provided, any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, restated, supplemented, or otherwise modified in accordance with the terms of the Plan and the SAPSA; (4) unless otherwise specified, all references herein to “Articles” are references to Articles of the Plan; (5) unless otherwise stated, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan; (6) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (7) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” (8) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (9) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; and (10) any docket number references in the Plan shall refer to the docket number of any document Filed with the Court in the Chapter 11 Cases.

C.                                    Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction, action, or event shall or may occur pursuant to the Plan is a day that is not a Business Day, then such transaction, action, or event shall instead occur on the next succeeding Business Day.

D.                                    Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated herein, the laws of the State of Delaware without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided that corporate, partnership, or limited liability company governance matters relating to the Debtors shall be governed by the laws of the state of incorporation or formation (as applicable) of the applicable Debtor.

E.                                     Reference to Monetary Figures

All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided herein.

F.                                      Controlling Document

In the event of an inconsistency between the Plan, the SAPSA, the Disclosure Statement, or any other order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing, other than the Plan Supplement), the terms of the Plan shall control in all respects.  In the event of an inconsistency between the Plan and the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control (unless stated otherwise in such Plan Supplement document or in the Confirmation Order).  In the event of an inconsistency between the Confirmation Order and the Plan, the Confirmation Order shall control.

None of the descriptions of the Sale Order, the Sale Transaction Documents, the Royalty Interest Documents or the Purchaser Take-back Notes included in the Plan, the Disclosure Statement, the Confirmation Order, or any other order of the Court (or any exhibits, schedules, appendices, supplement, or amendment to any of the foregoing) shall be deemed to modify, expand or control in any way over the express terms of the Sale Order, the Sale Transaction Documents, the Royalty Interest Documents or the Purchaser Take-back Notes, solely as between the parties thereto.

ARTICLE II.
ADMINISTRATIVE CLAIMS, PROFESSIONAL FEE CLAIMS,
AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III hereof.

A.                                    Administrative Claims

Except with respect to Administrative Claims that are Professional Fee Claims or Assumed Purchaser Administrative Claims, and except to the extent that an Administrative Claim has already been paid during the Chapter 11 Cases or a Holder of an Allowed Administrative Claim and the applicable Debtor(s) agree to less favorable treatment, each Holder of an Allowed Administrative Claim shall be paid in full in Cash on the latest of:  (a) on or as soon as reasonably practicable after the Effective Date if such Administrative Claim is Allowed as of the Effective Date; (b) on or as soon as reasonably practicable after the date such Administrative Claim is Allowed; and (c) the date such Allowed Administrative Claim becomes due and payable, or as soon thereafter as is reasonably practicable; provided that Allowed Administrative Claims that arise in the ordinary course of the Debtors’ businesses may be paid in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.  Notwithstanding the foregoing, Assumed Purchaser Allowed Administrative Claims shall be (and have been) assumed by the Purchaser and shall be paid by the Purchaser.  From and after the Effective Date, each

Holder of an Allowed Assumed Purchaser Administrative Claim shall have recourse for payment of such Claim solely against the Purchaser and its assets and property and shall be deemed to have waived and released any recourse against the Debtors, the Reorganized Debtors, or their respective assets or property for payment of or recovery on such Claim.

Except as otherwise provided in this Article II.A, requests for payment of Administrative Claims must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such dates shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their respective assets or property or the Claims Reserve Amount and such Administrative Claims shall be deemed discharged as of the Effective Date.  Objections to such requests, if any, must be Filed and served on the Debtors or the Reorganized Debtors, as applicable, and the requesting party no later than 90 days after the Effective Date or such other date fixed by the Court.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed or an Assumed Purchaser Administrative Claim.

B.                                    Professional Compensation

1.                                      Final Fee Applications

All final requests for payment of Professional Fee Claims, including the Professional Fee Claims incurred during the period from the Petition Date through and including the Effective Date, shall be Filed and served on the Debtors or the Reorganized Debtors, as applicable, no later than 60 days after the Effective Date.  Each such final request will be subject to approval by the Court after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court in the Chapter 11 Cases, and once approved by the Court, shall be promptly paid in Cash using only the Professional Fee Escrow Account; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

Except as otherwise provided in the Plan, Professionals shall be paid pursuant to the Interim Compensation Order.

Objections to any Professional Fee Claim must be Filed and served on the Debtors and the Reorganized Debtors and the requesting party no later than 20 days after such Professional Fee Claim is Filed with the Court.

2.                                      Professional Fee Escrow Account

As soon as possible after Confirmation, and not later than the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount.  The Professional Fee Escrow Account shall not be subject to any Lien and shall be maintained in trust solely for the benefit of the Professionals, including with respect to whom fees or expenses have been held back pursuant to the Interim Compensation Order.  The funds in the Professional Fee Escrow Account shall not be considered property of the Estates or of the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Allowed amounts owing to Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be turned over to the Reorganized Debtors without any further action or order of the Court.

3.                                      Professional Fee Reserve Amount

No later than five Business Days before the Effective Date, the Debtors shall solicit Professionals for estimates of their unpaid Professional Fee Claims before and as of the Effective Date, and such Professionals shall deliver such estimate to the Debtors in writing via email prior to the Effective Date; provided, however, that such estimate shall not be deemed to limit the amount of the fees and expenses that are the subject of the Professional’s final request for payment of Professional Fee Claims.  If a Professional does not timely provide an estimate the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.

4.                                      Post-Effective Date Fees and Expenses

Except as otherwise specifically provided in the Plan, from and after the Effective Date, the Debtors or the Reorganized Debtors shall, in the ordinary course of business and without any further notice or application to or action, order, or approval of the Court, pay in Cash the reasonable, actual, and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred on or after the Effective Date by the Professionals (including any fees related to the preparation of Professional fee applications).  Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors or the Reorganized Debtors may employ and pay any Professional for fees and expenses incurred after the Effective Date in the ordinary course of business without any further notice to or action, order, or approval of the Court.

C.                                    DIP Facility Claims

All DIP Facility Claims shall be deemed Allowed as of the Effective Date in an amount equal to (a) the principal amount outstanding under the DIP Facility on such date, (b) all interest accrued and unpaid thereon to the date of payment, and (c) any and all accrued and unpaid fees, expenses and indemnification or other obligations of any kind payable under the DIP Credit Agreement Documents.

Except to the extent that a Holder of an Allowed DIP Facility Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release and discharge of, and in exchange for, each Allowed DIP Facility Claim, each Holder of an Allowed DIP Facility Claim shall receive payment in full in Cash of such Holder’s Allowed DIP Facility Claim on the Effective Date, which Allowed amount shall not be subject to setoff, defense, counterclaim, recharacterization or avoidance.  Upon the indefeasible payment or satisfaction in full in Cash, or other satisfactory treatment, of the DIP Facility Claims (other than any DIP Facility Claims based on the Debtors’ contingent obligations under the DIP Facility Loan Agreement for which no claim has been made) in accordance with the terms of the Plan, on the Effective Date, all Liens granted to secure the Allowed DIP Facility Claims shall be automatically terminated and of no further force and effect without any further notice to, or action, order, or approval of, the Court or any other Entity.  Notwithstanding anything to the contrary herein or in the Confirmation Order, the Debtors’ contingent or unliquidated obligations under the DIP Facility Loan Agreement, to the extent not indefeasibly paid in full in Cash on the Effective Date or otherwise satisfied by the Debtors in a manner reasonably acceptable to the DIP Facility Agent, any affected lender under the DIP Credit Agreement Documents, or any other Holder of a DIP Facility Claim, as applicable, shall survive the Effective Date and shall not be released or discharged pursuant to the Plan or Confirmation Order, notwithstanding any provision hereof or thereof to the contrary.

Notwithstanding anything to the contrary in the Plan or the Confirmation Order, professionals compensated pursuant to the DIP Order shall continue to be compensated pursuant to the procedures set forth in the DIP Order and, for the avoidance of doubt, requests for payment and expenses of professionals compensated pursuant to the Final DIP Order are not required to be filed and served other than in compliance with the procedures set forth in the Final DIP Order, and, after the Effective Date, the Reorganized Debtors shall continue to reimburse such professionals for reasonable fees and expenses.

D.                                    Adequate Protection Claims

On the Effective Date, any Prepetition Secured Noteholder Adequate Protection Claims shall be deemed to be waived and released.

E.                                     Payment of Certain Fees

On the Effective Date, the reasonable fees and costs (including reasonable attorneys’ fees and disbursements) of the Prepetition 2021 Notes Indenture Trustee shall be paid in full.

On the Effective Date, the Debtors shall pay, without application to or approval of the Court and without a reduction to the recoveries of the Prepetition Unsecured Noteholders, the Prepetition Unsecured Notes Trustee Payment Amount.  For the avoidance of doubt (i) the payment of the Prepetition Unsecured Notes Trustee Payment Amount shall not impact the General Unsecured Claims Cash Distribution Amount, and (ii) the Prepetition Unsecured Notes Indenture Trustee may assert its Prepetition Unsecured Notes Indenture Trustee Charging Lien to pay any Prepetition Unsecured Notes Indenture Trustee Fees and Costs in excess of the Prepetition Unsecured Notes Trustee Payment Amount.

The Prepetition Unsecured Notes Indenture Trustee shall provide reasonably detailed invoices to the Debtors no later than five days prior to the Effective Date (subject to redaction to preserve attorney-client privilege).  If the Debtors dispute any requested Prepetition Unsecured Notes Indenture Trustee Fees and Costs, the Debtors shall (i) pay the undisputed portion of the Prepetition Unsecured Notes Indenture Trustee Fees and Costs and (ii) notify the Prepetition Unsecured Notes Indenture Trustee of such dispute within two days after presentation of the invoices by the Prepetition Unsecured Notes Indenture Trustee.  Upon such notification, the Prepetition Unsecured Notes Indenture Trustee may assert its Prepetition Unsecured Notes Indenture Trustee Charging Lien against the portion of the General Unsecured Claims Cash

Distribution Amount allocable to the Prepetition Unsecured Noteholders to pay the disputed portion of the Prepetition Unsecured Notes Indenture Trustee Fees and Costs or submit such dispute for resolution by the Court; provided however, that the Court’s review shall be limited to a determination under the reasonableness standard in accordance with the Prepetition Unsecured Notes Indenture.  Nothing herein shall be deemed to impair, waive or discharge the Prepetition Unsecured Notes Indenture Trustee Charging Lien.

F.                                      Priority Tax Claims

Except with respect to Assumed Purchaser Priority Tax Claims, and except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be paid pursuant to a Reinstatement of such Claim or in accordance with the terms set forth in sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.  From and after the Closing Date, each Holder of an Assumed Purchaser Priority Tax Claim shall have recourse for payment of such Claim solely against the Purchaser and its assets and property and shall be deemed to have waived and released any recourse against the Debtors, the Reorganized Debtors, or their respective assets or property for payment of or recovery on such Claim.

G.                                    Statutory Fees

All fees due and payable pursuant to 28 U.S.C. § 1930(a) prior to the Effective Date shall be paid by the Debtors on the Effective Date.  After the Effective Date, the Reorganized Debtors shall pay any and all such fees for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed or a final decree is issued, whichever occurs first.  The Debtors shall File all quarterly reports due prior to the Effective Date when they become due, in a form reasonably acceptable to the U.S. Trustee.  After the Effective Date, the Reorganized Debtors shall File quarterly reports when they become due, in a form reasonably acceptable to the U.S. Trustee, which reports shall include a separate schedule of disbursements made by the Reorganized Debtors during the applicable period, attested to by an authorized representative of the Reorganized Debtors.

ARTICLE III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.                                    Summary of Classification

Claims and Interests, except for Administrative Claims, Professional Fee Claims, Cure Claims, DIP Facility Claims, and Priority Tax Claims, are classified in the Classes set forth in this Article III.  A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or Interest also is classified in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.  The Plan constitutes a separate chapter 11 plan for each Debtor and the classifications set forth in Classes 1 through 7 shall be deemed to apply to each Debtor.  For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be seven Classes for each Debtor); provided that any Class that is vacant as to a particular Debtor will be treated in accordance with Article III.E below.

The classification of Claims and Interests against each Debtor (as applicable) pursuant to the Plan is as follows:

Class	Claim or Interest	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Presumed to Accept
2	Other Secured Claims	Unimpaired	Presumed to Accept
3	Prepetition 2021 Notes Secured Claims	Impaired	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	Intercompany Claims	Impaired	Deemed to Reject
6	Intercompany Interests	Impaired	Deemed to Reject
7	Parent Interests	Impaired	Deemed to Reject

B.                                    Treatment of Claims and Interests

1.                                      Class 1 — Other Priority Claims

a.                                      Classification:  Class 1 consists of Other Priority Claims.

b.                                      Treatment:  In full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each Holder thereof shall receive either (i) payment in full, in Cash, of the unpaid portion of its Allowed Other Priority Claim from the Administrative and Priority Claims Reserve Account or (ii) such other treatment as may be agreed to by such Holder and the Debtors.

c.                                       Voting:  Class 1 is Unimpaired under the Plan.  Each Holder of an Allowed Other Priority Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Allowed Other Priority Claims will not be entitled to vote to accept or reject the Plan.

2.                                      Class 2 — Other Secured Claims

a.                                      Classification:  Class 2 consists of Other Secured Claims.

b.                                      Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for its Allowed Other Secured Claim, each such Holder shall receive, at the Debtors’ election, either (i) Cash equal to the full Allowed amount of its

Claim from the Administrative and Priority Claims Reserve Account, (ii) the return or abandonment of the collateral securing its Claim, or (iii) such other treatment as may be agreed to by such Holder and the Debtors.

c.                                       Voting:  Class 2 is Unimpaired under the Plan.  Each Holder of an Other Secured Claim will be conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Other Secured Claims will not be entitled to vote to accept or reject the Plan.

3.                                      Class 3 — Prepetition 2021 Notes Secured Claims

a.                                      Classification:  Class 3 consists of the Prepetition 2021 Notes Claims.

b.                                      Allowance:  On the Effective Date, the Prepetition 2021 Notes Secured Claims shall be deemed Allowed in the aggregate principal amount of $290,366,000, plus any accrued interest, fees, and costs under the Prepetition 2021 Notes Indenture as of the Petition Date, minus the DIP Roll-Up Amount.

c.                                       Treatment: On the Effective Date, the Reorganized Debtors shall be deemed to have reinstated the Prepetition 2021 Notes in the aggregate principal amount of $34,500,000, as amended by the Amended Prepetition Notes Indenture, as further described in Article IV.B.3 of the Plan.  In addition, on the Effective Date, each Holder of an Allowed Prepetition 2021 Notes Claim shall receive its Pro Rata share, based on the Allowed amount of its Prepetition 2021 Notes Claim, of the following:

i.                                          the Purchaser Take-Back Notes;

ii.                                       the New Parent Equity; and

iii.                                    the Prepetition 2021 Notes Secured Claim Cash Distribution.

d.                                      Voting:  Class 3 is Impaired under the Plan.  Holders of Class 3 Prepetition 2021 Notes Claims will be entitled to vote to accept or reject the Plan.

4.                                      Class 4 — General Unsecured Claims

a.                                      Classification:  Class 4 consists of all Allowed General Unsecured Claims.

b.                                      Allowance:  On the Effective Date, the Prepetition Unsecured Noteholder Claim shall be deemed Allowed in the Aggregate principal amount of $56,408,000, plus any accrued interest, fees, and costs under the Prepetition Unsecured Notes Indenture as of the Petition Date, and such Prepetition Unsecured Noteholder Claim shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination (equitable, contractual, or otherwise), counter-claim, defense, disallowance, impairment, objection, or any challenges under applicable law or regulation.

c.                                       Treatment:  Unless otherwise agreed by any Holder of an Allowed General Unsecured Claim, in exchange for and in full and final satisfaction, compromise, settlement, release, and discharge of its General Unsecured Claim, each Holder of an Allowed General Unsecured Claim shall be entitled to its Pro Rata share of the General Unsecured Claims Cash Distribution Amount less GUC Administrator Expenses; provided, however, distributions to any Holder of the Prepetition Unsecured Noteholder Claim shall be subject to the rights and terms of the Prepetition Unsecured Notes Indenture and the rights of the Prepetition Unsecured Notes Indenture Trustee to assert the Prepetition Unsecured Notes Indenture Trustee Charging Lien.  Holders of Prepetition 2021 Notes Deficiency Claims will waive, or will be deemed to have waived, any recovery or distribution on account of any Prepetition 2021 Notes Deficiency Claim; provided, however, for the avoidance of doubt, in addition to being permitted to vote in Class 3, Holders of Prepetition 2021 Notes Deficiency Claims shall be entitled to vote in Class 4 on account of such Claims.

d.                                      Voting:  Class 4 is Impaired under the Plan.  Holders of Class 4 General Unsecured Claims will be entitled to vote to accept or reject the Plan.

5.                                      Class 5 — Intercompany Claims

a.                                      Classification:  Class 5 consists of all Intercompany Claims.

b.                                      Treatment:  On the Effective Date, all Intercompany Claims shall be cancelled, released, discharged, and extinguished.  Holders of Intercompany Claims shall not receive any distribution on account of such Intercompany Claims.

c.                                       Voting:  Class 5 Intercompany Claims are Impaired under the Plan.  Each Holder of an Intercompany Claim will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of an Intercompany Claim will not be entitled to vote to accept or reject the Plan.

6.                                      Class 6 — Intercompany Interests

a.                                      Classification:  Class 6 consists of all Intercompany Interests.

b.                                      Treatment:  On the Effective Date, all Intercompany Interests shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Consenting Noteholders, either:

i.                                          Reinstated; or

ii.                                       Cancelled, released, discharged, and extinguished.

In each case (i) and (ii) in a tax and business efficient manner acceptable to the Debtors or the Reorganized Debtors, as applicable, with the consent of the Required Consenting Noteholders.  Such election may be made at any time, including after the Effective Date.  Holders of Intercompany Interests shall not receive any distribution on account of such Intercompany Interests.

c.                                       Voting:  Class 6 Intercompany Interests are Impaired under the Plan.  Each Holder of an Intercompany Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of an Intercompany Interest will not be entitled to vote to accept or reject the Plan.

7.                                      Class 7 — Parent Interests

a.                                      Classification:  Class 7 consists of all Parent Interests.

b.                                      Treatment:  On the Effective Date, all Parent Interests shall be cancelled, released, discharged, and extinguished; provided that all New Parent Equity shall be issued to Holders of Prepetition 2021 Notes Secured Claims as set forth above.

c.                                       Voting:  Parent Interests are Impaired under the Plan.  Each Holder of a Parent Interest will be conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, each Holder of a Parent Interest will not be entitled to vote to accept or reject the Plan.

C.                                    Special Provision Governing Unimpaired Claims

Nothing under the Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to or setoffs or recoupment against any such Unimpaired Claims.

D.                                    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

The Debtors reserve the right to seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests, and the filing of the Plan shall constitute a motion for such relief.

E.                                     Elimination of Vacant Classes

Any Class of Claims that does not contain an Allowed Claim or a Claim temporarily Allowed by the Court for voting purposes as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.                                      Subordinated Claims

The allowance, classification, and treatment of all Claims and Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV.
MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Sources of Plan Consideration

Distributions to Holders or Allowed Claims against the Debtors under the Plan will be funded with, or effectuated by, as applicable:  (1) Cash on hand, (2) the Purchaser Take-Back Notes and, (3) New Parent Equity in accordance with the treatment of such Claims and subject to the terms provided herein.  Unless otherwise agreed in writing by the Debtors and the Purchaser, distributions required by the Plan on account of Allowed Claims that are Assumed Liabilities shall be the sole responsibility of the Purchaser, and each Holder of such Claims shall not have recourse against the Debtors, the Reorganized Debtors, or their respective assets or property for payment of such Claims.  For the avoidance of doubt, Holders of General Unsecured Claims shall be paid from the General Unsecured Claims Cash Distribution Amount.

B.                                    Sale

1.                                      Sale Transaction.

a.                                      The Purchased Assets.

Following the Petition Date, the Debtors conducted the Sale Process for all or substantially all of their assets in accordance with the Bidding Procedures.  On the Closing Date, the Debtors consummated the Sale to the Purchaser pursuant to the terms of the Sale Transaction Documentation.

b.                                      The Retained Real Estate.

In accordance with the Bidding Procedures Order, and independent from the contemplated Sale Transaction, the Debtors have not sold the Retained Real Estate.  Cash proceeds (if any) of any sale, lease, or other transaction involving the Retained Real Estate shall be retained by the Reorganized Debtors.

2.                                      Continued Corporate Existence.

Except as otherwise provided in the Plan, the Reorganized Debtors shall continue to exist after the Effective Date, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Corporate Governance

Documents.  On or after the Effective Date, without prejudice to the rights of any party to a contract or other agreement with any Reorganized Debtor, each Reorganized Debtor may, in its sole discretion, take such actions as permitted by applicable law and the New Corporate Governance Documents, as such Reorganized Debtor may determine is reasonable and appropriate, including, causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved; (iii) the legal name of a Reorganized Debtor to be changed; (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter; or (v) the further reorganization or liquidation of a Reorganized Debtor, and such actions and documents are deemed to require no further action or approval (other than any requisite filings required under the applicable state, provincial and federal or foreign law).

On the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, including, without limitation: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan and the Plan Documents and that satisfy the requirements of applicable law and any other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms to which the applicable parties agree; (iii) the filing of appropriate certificates or articles of incorporation or formation and amendments thereto, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable law; (iv) the Restructuring Transactions; and (v) all other actions that the applicable entities determine to be necessary or appropriate, including, without limitation, making filings or recordings that may be required by applicable law.

3.                                      Amended Prepetition Notes.

On the Effective Date, the Prepetition 2021 Notes Indenture shall be automatically amended to contain the terms set forth in the Amended Prepetition Notes Indenture.  On the Effective Date, the Amended Prepetition Notes Documents shall constitute legal, valid, binding and authorized joint and several obligations of the Reorganized Debtors, enforceable in accordance with their terms and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization or subordination under applicable law, the Plan or the Confirmation Order.    On the Effective Date, each Lien and security interest that secures the obligations arising under the Prepetition 2021 Notes Documents and each guarantee of the obligations outstanding under the Prepetition 2021 Notes Documents, including, for the avoidance of doubt, the 2021 Note Subsidiary Guaranties and the Subsidiary Liens (in each case, as defined in the SAPSA), shall be reaffirmed, ratified and deemed granted by the Reorganized Debtors pursuant to the Amended Prepetition Notes Documents to guarantee and secure all obligations of the Reorganized Debtors arising under the Amended Prepetition Notes Documents.  All Liens and security interests granted to secure the obligations arising under the Prepetition 2021 Notes Documents shall survive the Effective Date, shall not be discharged or released pursuant to the Plan or the Confirmation Order and continue to secure the obligations under the Amended Prepetition Notes Documents.  On the Effective Date, all Liens and security interests granted or purported to be granted pursuant to, or in connection with, the Amended Prepetition Notes Documents (x) shall be in full force and effect, (y) shall be valid, binding, perfected, enforceable Liens and security interests in the property and collateral described in the Amended Prepetition Notes Documents, with priorities established in respect thereof under applicable non-bankruptcy law and (z) shall not (nor shall any payments made pursuant to the Amended Prepetition Notes Documents, including payments of principal, interest, fees, expenses, costs or other charges) be enjoined or subject to discharge, impairment, release, avoidance, recharacterization or subordination under any applicable law, the Plan or the Confirmation Order in any subsequent proceeding.  Pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtors and the Reorganized Debtors have waived any discharge of the Claims and obligations arising under the Prepetition 2021 Notes Indenture as modified by the Amended Prepetition Notes Documents.  Upon the Effective Date and pursuant to the Amended Prepetition Notes Documents, the Prepetition 2021 Notes Post-Emergence Indenture Trustee shall be deemed (i) the successor to the Prepetition 2021 Notes Indenture Trustee as indenture trustee under the Prepetition 2021 Notes Indenture, who shall have been deemed replaced pursuant to Section 7.08 to the Prepetition 2021 Notes Indenture, and (ii) the successor to the Prepetition 2021 Notes Indenture Trustee in each of its other capacities under the Prepetition 2021 Notes Documents, who shall have been deemed replaced pursuant to each such applicable Prepetition 2021 Notes Document.  Pursuant to section 1145(a) of the Bankruptcy Code, section 5 of the Securities Act and any State or local law requiring registration for offer or sale of a security shall not apply to the amendment, reinstatement, offer, sale, issuance, and delivery of the Amended Prepetition Notes under the Plan.

4.                                      Purchaser Take-Back Notes.

On the Effective Date, (i) if the Purchaser Take-Back Notes have not been delivered to the Parent, the Purchaser shall issue the Purchaser Take-Back Notes pursuant to the Purchaser Take-Back Notes Indenture consistent with the Description of Transaction Steps directly to the Holders of Allowed Prepetition 2021 Notes Claims or (ii) if the Purchaser Take-Back Notes have been delivered to Parent, Reorganized Parent shall cause the Purchaser Take-Back Notes Indenture Trustee to distribute the Purchaser Take-Back Notes to the Holders of Allowed Prepetition 2021 Notes Claims as partial repayment of the Prepetition 2021 Notes in accordance with the terms of the Plan without further notice to or order of the Court, act or action under applicable law, regulation, order, or rule or the vote, corporate action, consent, authorization or approval of any Person.(2)  All Holders of Allowed Prepetition 2021 Notes Claims entitled to distributions of Purchaser Take-Back Notes hereunder and the Purchaser Take-Back Notes Indenture Trustee shall be deemed party to, or beneficiaries of, the Purchaser Take-Back Notes and Purchaser Take-Back Notes Documents as applicable.  Parent shall pay the first $50,000 of the reasonable and documented costs and expenses of the Purchaser Take-Back Notes Indenture Trustee.

The Purchaser Take-Back Notes Documents shall, upon execution, constitute the legal, valid and binding obligations of the obligors and guarantors thereunder, enforceable in accordance with their terms and not in contravention of any state or federal law.  In the event of an order

(2)         The Parent shall cooperate with the Purchaser and the Purchaser Takeback Notes Indenture Trustee to cause the Purchaser Takeback Notes to be made eligible for clearance and settlement through The Depository Trust Company (“DTC”) and shall hold the Purchaser Takeback Notes through DTC as soon as the Purchaser Takeback Notes have been made so eligible.

dismissing any of these Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, such obligations shall not be affected and shall continue in full force and effect in all respects.

Pursuant to section 1145(a) of the Bankruptcy Code, section 5 of the Securities Act and any State or local law requiring registration for offer or sale of a security shall not apply to the issuance and distribution of the Purchaser Take-Back Notes under the Plan.

5.                                      Royalty Interest.

Upon the Closing Date, the Royalty Interest Documents shall be in full force and effect and constitute valid and binding obligations of the Purchaser and its applicable affiliates party thereto and shall be enforceable in accordance with their respective terms and shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law.  In the event of an order dismissing any of these Chapter 11 Cases under section 1112 of the Bankruptcy Code or otherwise is at any time entered, the obligations arising under the Royalty Interest Documents shall not be affected and shall continue in full force and effect in all respects.

6.                                      Restructuring Transactions.

Upon the entry of the Confirmation Order, the Debtors, the Reorganized Debtors, the Purchaser, and the GUC Administrator are authorized, without further order of the Court, to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions under or in connection with the Plan, including:  (1) the execution and delivery of all appropriate agreements or other documents of merger, consolidation, sale, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (4) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (5) the issuance of the Purchaser Take-Back Notes and Royalty Interest as set forth in the Plan and consistent with the Description of Transaction Steps; (6) the amendment, reinstatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes; (7) the amendment of any Reorganized Subsidiary Organizational Documents; and (8) any transaction described in the Description of Transaction Steps.

The Confirmation Order shall and shall be deemed to, pursuant to sections 363, 1123, and 1145(a) of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

7.                                      Payment of Cure Claims and Other Amounts.

On or prior to the Effective Date, the Debtors or the Purchaser (as provided in the Asset Purchase Agreement) shall pay all Cure Claims that are required to be paid (if any) pursuant to and in accordance with sections 365 or 1123 of the Bankruptcy Code with respect to any Executory Contracts or Unexpired Leases that are assumed by the Debtors pursuant to the Plan or otherwise, or assumed by the Debtors and assigned to the Purchaser pursuant to the Sale Transaction Documentation, unless the parties to such Executory Contracts otherwise agree.  Except as otherwise set forth in the Asset Purchase Agreement or the Plan (with respect to Executory Contracts or Unexpired Leases assumed pursuant to the Plan), the Debtors shall not have any obligation to make any payment or other distribution on account of any Cure Claims.

8.                                      Transactions Effective as of the Effective Date.

The transactions contemplated by the Plan shall be approved and effective as of the Effective Date, without the need for any further state or local regulatory approvals or approvals by any non-Debtor parties, and without any requirement for further action by the Debtors, their respective boards of directors, their stockholders, or any other Person or Entity.

Before the Effective Date, the Debtors will have consummated the Sale pursuant to the terms and conditions of the Sale Transaction Documentation, including selling the Purchased Assets free and clear of Liens other than Permitted Exceptions and Assumed Liabilities to the extent set forth in the Sale Transaction Documentation, and assuming and assigning to the Purchaser certain Executory Contracts and Unexpired Leases, as further provided in the Sale Transaction Documentation.

C.                                    Vesting of Assets

Except as otherwise provided in the Plan, the Sale Transaction Documentation, or any agreement, instrument, or other document incorporated herein or therein, on or before the Effective Date:  (a)  the Purchased Assets shall be preserved and shall vest in the Purchaser, free and clear of all Liens (other than Permitted Exceptions and Assumed Liabilities); (b) the Royalty Interest shall be vested in Reorganized Cloud Peak Energy Resources LLC; (c) the AMT Refund shall be vested in the Reorganized Debtors; and (d) all other Excluded Assets, including (1) the Retained Real Estate and (2) the Causes of Action set forth in the List of Retained Causes of Action, shall vest in the Reorganized Debtors, in the case of (b), (c) and (d), subject to the Liens securing the obligations under the Amended Prepetition Notes Documents, which shall continue in full force and effect.

On and after the Effective Date, except as otherwise provided in the Plan and subject in all respects to the Sale Transaction Documentation and the Plan, the Reorganized Debtors may operate their businesses and use, acquire, or dispose of property and, as applicable, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, but, for the avoidance of doubt, subject to the restrictions set forth in the Amended Prepetition Notes Documents.

D.                                    GUC Administrator

On and after the Effective Date, the GUC Administrator shall be authorized to administer the reconciliation and settlement process of General Unsecured Claims, distribution of the General Unsecured Claims Cash Distribution Amount, and such other matters as may be agreed upon between the GUC Administrator, the Reorganized Debtors, and prior to its dissolution, the Committee.  As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall create a segregated account and escrow the General Unsecured Claims Cash Distribution Amount into such account, which shall not be subject to any Lien and shall be maintained in trust and shall not be considered property of the Estates or of the Reorganized Debtors.

The Reorganized Debtors shall cooperate with the GUC Administrator and provide it with copies or access to any books and records necessary for the GUC Administrator to perform its duties under the Plan at no cost to the Reorganized Debtors.  The GUC Administrator shall have the ability to enforce the rights of the Debtors or Reorganized Debtors, as applicable, under § 8.1(b) of the Asset Purchase Agreement (entitled Covenants, Access to Information).  The GUC Administrator and the Reorganized Debtors shall, as necessary, allocate responsibility for reconciling and objecting to Claims that assert both a General Unsecured Claim and another type of Claim, recognizing that the GUC Administrator’s responsibilities are limited solely to General Unsecured Claims.  If the Reorganized Debtors file any Non-Substantive Objection (as understood under Rule 3007-1 of the Local Rules) to any Claim seeking to reclassify such Claim as a General Unsecured Claim, the GUC Administrator may subsequently file a Substantive Objection (as understood under Rule 3007-1 of the Local Rules) to such Claim.

The GUC Administrator may employ professionals to assist in carrying out its duties and may resign at any time upon 30 days’ written notice to the Reorganized Debtors.  The GUC Administrator shall have the option of being deemed an officer of the Reorganized Debtors under the D&O Liability Insurance Policies solely for actions taken in furtherance of its responsibilities under the Plan.  Any incremental cost to the Reorganized Debtors of adding the GUC Administrator to the D&O Liability Insurance Policies shall be paid from the GUC Administrator Budget.  The GUC Administrator may appoint a replacement GUC Administrator in consultation with the Reorganized Debtors.  The role and responsibilities of the GUC Administrator shall terminate after all distributions of the General Unsecured Claims Cash Distribution Amount have been made.  All GUC Administrator Expenses shall be paid from the General Unsecured Claims Cash Distribution Amount without any further notice to or action, order, or approval of the Court.

E.                                     Corporate Action

Upon the Effective Date, all actions (whether to occur before, on, or after the Effective Date) contemplated by the Plan shall be deemed authorized and approved by the Court in all respects.  Upon the Effective Date, all matters provided for in the Plan involving any corporate action required by the Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors.  On or (as applicable) before the Effective Date, the appropriate officers or managers of the Debtors or the GUC Administrator, as applicable, shall be authorized and directed to issue, execute, and deliver the agreements, documents, and instruments contemplated by the Plan (or necessary or desirable to effectuate the transactions contemplated by the Plan) in the name of and on behalf of the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, and any and all other agreements, documents, and instruments relating to the foregoing, to the extent not previously authorized by the Court.  The authorizations and approvals contemplated by this Article IV.E shall be effective notwithstanding any requirements under non-bankruptcy law.

F.                                      Filing of Monthly and Quarterly Reports and Payment of Statutory Fees

The filing of the final monthly report (for the period after the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Reorganized Debtors.  All Statutory Fees with respect to the period prior to the Effective Date shall be paid by the Debtors in Cash on the Effective Date or other required payment date.  With respect to the period after the Effective Date, the Reorganized Debtors shall be obligated to pay quarterly Statutory Fees to the Office of the United States Trustee, and such obligation shall continue until such time as a particular Chapter 11 Case is closed, dismissed, or converted to chapter 7.

G.                                    Cancellation of Existing Securities and Agreements

Except (a) with respect to the Amended Prepetition Notes Documents, which shall continue to be in full force and effect in accordance with the Plan,  and (b) as otherwise provided in the Plan, on the Effective Date: (1) each certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument, agreement, or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in any of the Debtors or giving rise to any Claim or Interest, including the obligations of the Debtors under the Prepetition Unsecured Notes Indenture, subject to the exception provided below, and all Interests, shall be cancelled, extinguished, and deemed rejected without any need for further action or approval of the Court, and the Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding the releases set forth in Article VIII of the Plan, Confirmation or the occurrence of the Effective Date, any such agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of enabling Holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided herein.

For the avoidance of doubt, the following rights and obligations of the Prepetition Unsecured Notes Indenture Trustee shall remain in effect as of the Effective Date:  (i) rights, as trustee, to any payment of fees, expenses, and indemnification obligations in connection with the Prepetition Unsecured Notes Indenture Trustee Charging Lien; (ii) rights and obligations relating to distributions to be made under the Plan on account of the Allowed Prepetition Unsecured Noteholder Claim; (iii) rights and obligations relating to representation of the interests of the Prepetition Unsecured Noteholders by the Prepetition Unsecured Notes Indenture Trustee in these Chapter 11 Cases to the extent not released or discharged by this Plan or any order of the Court; and (iv) rights and obligations relating to participation by such Prepetition Unsecured Notes Indenture Trustee in any proceedings and appeals related to this Plan.  Notwithstanding the foregoing, the Prepetition Unsecured Notes Indenture Trustee shall not have any obligation to object to Claims against the Debtors.  After the performance by the Prepetition Unsecured Notes Indenture Trustee and its representatives and professionals of any duties that are required under this Plan, the Confirmation Order, or the applicable indenture documents, the Prepetition Unsecured Notes Indenture Trustee and its representatives and professionals shall be relieved of and released from all obligations arising thereunder.

Notwithstanding the foregoing, with the exclusion of the Amended Prepetition Notes Documents, any provision in any document, instrument, lease, or other agreement that causes or effectuates, or purports to cause or effectuate, a default, termination, waiver, or other forfeiture of, or by, a Debtor or its interests, as a result of the cancellations, terminations, satisfaction, releases, or discharges provided for in this Article IV.G shall be deemed null and void and shall be of no force and effect.  Nothing contained herein shall be deemed to cancel, terminate, release, or discharge the obligation of a Debtor or any of its counterparties under any Executory Contract or Unexpired Lease to the extent such executory contract or unexpired lease has been assumed by such Debtor pursuant to the Plan or a Final Order of the Court.

H.                                   Causes of Action

From and after the Effective Date, in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII, the Reorganized Debtors shall retain, and shall have sole responsibility for enforcing, all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the List of Retained Causes of Action, and such rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court.  Notwithstanding the foregoing, the Debtors shall retain and release all Avoidance Actions against Holders of General Unsecured Claims.  For the avoidance of doubt, Avoidance Actions against Holders of General Unsecured Claims shall be released and waived on the Effective Date by the Debtors and shall not vest in the Reorganized Debtors, and the Debtors, the Reorganized Debtors, and the GUC Administrator shall not pursue or prosecute any Avoidance Actions; provided, however, that notwithstanding anything to the contrary, neither the Debtors, the Reorganized Debtors, nor the GUC Administrator shall waive Avoidance Actions as a defense to any Disputed General Unsecured Claims asserted against the Debtors, their Estates, or the Reorganized Debtors, pursuant to section 502(d) of the Bankruptcy Code.  The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Causes of Action against it as any indication that the Debtors, the Reorganized Debtors, or the GUC Administrator will not pursue any and all available Causes of Action against it.  The Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Court order, including, pursuant to

Article VIII hereof, the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.  For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Article IV.H include any claim or Cause of Action with respect to, or against, a Released Party.

I.                                        Effectuating Documents; Further Transactions

Prior to the Effective Date, the Debtors and the GUC Administrator, as applicable, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan.  On and after the Effective Date, the Reorganized Debtors and the GUC Administrator, as applicable, shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, without the need for any approvals, authorization, or consents except those expressly required pursuant to the Plan.

J.                                        Directors and Officers of the Debtors

On and after the Effective Date, the board of managers or directors of each Debtor shall be terminated and all of the officers and directors of the Debtors, to the extent they have not already done so, shall be deemed to have resigned from their respective positions with the Debtors, as applicable.  Following the Confirmation Date and prior to the occurrence of the Effective Date, the then current officers and directors of each of the Debtors shall continue in their respective capacities and the Debtors shall execute such documents and take such other action as is necessary to effectuate the actions provided for in the Plan.

K.                                    Director and Officer Liability Insurance

The Debtors have obtained D&O Tail Coverage for the current and former directors, officers, and managers. After the Effective Date, all members, managers, directors, and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy, subject to and in accordance with the terms and conditions of such D&O Tail Coverage.

Notwithstanding anything in the Plan to the contrary, effective as of the Effective Date, the Debtors shall be deemed to have assumed the D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code only to the extent (i) necessary to preserve the D&O Tail Coverage and (ii) such D&O Liability Insurance Policies are found to be Executory Contracts; provided, that any recovery of the officers and directors of the Debtors shall be limited solely to recovery available under the D&O Tail Coverage, and none of the Reorganized Debtors nor any of their assets (other than the D&O Liability Insurance Policies) shall be liable for any such obligations, including any obligations to pay premiums on the D&O Liability Insurance Policies or otherwise maintain such policies with monetary contributions on or after the Effective Date.  Entry of the

Confirmation Order will constitute the Court’s approval of the Debtors’ assumption of such D&O Liability Insurance Policies, to the extent they are Executory Contracts.

L.                                     Key Employee Incentive Plans and Key Employee Retention Plans

On the Effective Date, to the extent not paid as such amounts become earned and payable at an earlier time in accordance with the terms thereof, the Debtors shall make all applicable payments under the KEIP/KERP Plans, in accordance with the Court’s orders authorizing the same and the SAPSA.  Any earned and unpaid award under the KEIP/KERP Plans shall be deemed due and payable on the Effective Date, and all such amounts shall constitute Allowed Administrative Claims without the need for any participant in the KEIP/KERP Plans to File or serve any request for payment of such amounts under the Plan or otherwise.

M.                                 Employee and Retiree Benefits

All employment, severance, retirement, indemnification, and other similar employee-related agreements or arrangements in place as of the Effective Date with the Debtors’ employees, including retirement income plans and welfare benefit plans, or discretionary bonus plans or variable incentive plans regarding payment of a percentage of annual salary based on performance goals and financial targets for certain employees, as and to the extent set forth in the Motion of Debtors for Entry of Interim and Final Orders (I) Authorizing the Debtors to (a) Pay Prepetition Wages, Salaries, Other Compensation, and Reimbursable Expenses and (B) Continue Employee Benefit Programs, and (II) Granting Related Relief [Docket No. 7], shall remain in full force and effect until the resignation or termination of all employees of the Debtors.  Pursuant to section 1129(a)(13) of the Bankruptcy Code, on and after the Effective Date, all retiree benefits (as that term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Notwithstanding anything to the contrary herein or in the Confirmation Order, on and after the Effective Date, the Reorganized Debtors shall remain solely responsible and liable for, and shall honor and pay in the ordinary course of business, all claims for medical, retiree healthcare, dental, life insurance, health, accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors, or consultants of the Debtors or the spouses, dependents, or beneficiaries thereof accrued as of the Closing Date.  In addition, the Reorganized Debtors shall remain solely responsible and liable for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors, or consultants of the Debtors that relate to events occurring on or before the Closing Date.  The Reorganized Debtors shall pay, or cause to be paid, all such amounts to the appropriate Entities as and when due.

N.                                    Exemption from Certain Taxes and Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any issuance, transfer, or exchange of a Security or transfer of property, in each case, pursuant to, in contemplation of, or in connection with, the Plan, the Sale, or the Sale Transaction Documentation shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, sale or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any instruments of transfer or other relevant documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption and Rejection of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided herein or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the Plan shall serve as a motion under sections 365 and 1123(b)(2) of the Bankruptcy Code to reject Executory Contracts and Unexpired Leases, and the Debtors shall be deemed to have rejected all Executory Contracts or Unexpired Leases in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code without the need for any further notice to or action, order, or approval of the Court, other than:  (1) those that have been previously assumed and assigned, including pursuant to the Sale Transaction Documentation; (2) those that are identified on the Schedule of Assumed Executory Contracts and Unexpired Leases; (3) those that relate to the Retained Real Estate; or (4) those that have been previously rejected by a Final Order or expired under their own terms prior to the Effective Date.

Entry of the Confirmation Order shall constitute the Court’s order approving the assumptions or rejections, as applicable, of Executory Contracts or Unexpired Leases as set forth in the Plan or the Schedule of Assumed Executory Contracts and Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise indicated, assumptions or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date.  Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Court on or after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases at any time prior to the Effective Date on no less than 3 days’ notice to the applicable non-Debtor counterparties.

B.                                    Claims Based on Rejection of Executory Contracts or Unexpired Leases

Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Court within 30 days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in any Proof of Claim to the contrary.  Claims arising from or related to the rejection of an Executory Contract or Unexpired Lease shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

C.                                    Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

Any monetary defaults under an Executory Contract or Unexpired Lease to be assumed by the Debtors as set forth in Article V.A, as reflected on any notice setting forth proposed Cure Claims shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of such Cure Claims in Cash by the Debtors or the Purchaser, as applicable, on or about the Effective Date, subject to the limitations described below and set forth in the Sale Transaction Documentation, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  In the event of a dispute regarding (1) the Cure Claims, (2) the ability of the Purchaser or any assignee, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption.

In any case, if the Court determines that the Allowed Cure Claim with respect to any Executory Contract or Unexpired Lease is greater than the amount set forth in the applicable Cure Notice, the Debtors or, with respect to any Executory Contracts and Unexpired Leases assigned to the Purchaser, the Purchaser (in accordance with and to the extent provided in the Sale Transaction Documentation) will have the right to remove such Executory Contract or Unexpired Lease from the Schedule of Assumed Executory Contracts and Unexpired Leases, in which case such Executory Contract or Unexpired Lease will be deemed rejected as of the Effective Date.

Assumption (or assumption and assignment) of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed (or assumed and assigned) Executory Contract or Unexpired Lease at any time before the date that the Debtors assume such Executory Contract or Unexpired Lease. All liabilities reflected in the Schedules and any Proof of Claim Filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Court.

D.                                    Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection or repudiation of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases.  In particular, notwithstanding any non-bankruptcy law to the contrary, the Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the contracting Debtors, as applicable, from counterparties to rejected or repudiated Executory Contracts or Unexpired Leases.

E.                                     Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Schedule of Assumed Executory Contracts and Unexpired Leases, nor anything contained in the Plan, shall constitute an admission by the Debtors or the Reorganized Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Debtor or the Reorganized Debtors has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors, or, after the Effective Date, the Reorganized Debtors shall have 60 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.  For the avoidance of doubt, nothing in this paragraph shall alter the rights of the GUC Administrator to object to any Claim arising from the rejection of an Executory Contract or Unexpired Lease.

F.                                      Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

G.                                    Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor will be performed by the applicable Debtor liable thereunder in the ordinary course of its business.  Accordingly, such contracts and leases that have not been rejected as of the Confirmation Date will survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.
PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Timing and Calculation of Amounts to Be Distributed; Entitlement to Distributions

1.                                      Timing and Calculation of Amounts to Be Distributed.

Unless otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or, if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes Allowed or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim, including any portion of a Claim that is an Allowed Claim notwithstanding that other portions of such Claim are a Disputed Claim, shall receive the full amount of the distributions that the Plan provides for Allowed Claims in each applicable Class; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors prior to the Effective Date shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Article II.E of the Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII of the Plan.  Except as otherwise provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

2.                                      Entitlement to Distributions.

On and after the Effective Date, the Disbursing Agent shall be authorized to recognize and deal only with those Holders of Claims listed on the Debtors’ books and records as of the Distribution Record Date.  Accordingly, the Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices, and other documents only to those Holders of Allowed Claims who are Holders of such Claims (or participants therein) as of the close of business on the Distribution Record Date.

B.                                    Disbursing Agent

Except as otherwise provided herein, all distributions under the Plan shall be made by the Debtors or the Reorganized Debtors, as applicable, as Disbursing Agent or the GUC Administrator (as Disbursing Agent) solely with respect to the General Unsecured Claims Cash Distribution Amount.  A Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Court.  For purposes of the distribution of Cash on account of the Prepetition 2021 Notes Claims, the Prepetition 2021 Notes Indenture Trustee (a) shall be the Holder of all Prepetition 2021 Notes Claims and (b) is hereby directed to make Cash distributions to the Holders of Allowed Prepetition 2021 Notes Claims pursuant to Section 6.09 and 6.10 of the Prepetition 2021 Notes Indenture.  In accordance with the foregoing, the delivery of any applicable Cash to be distributed to Holders of Prepetition 2021 Notes Claims to the Prepetition 2021 Notes Indenture Trustee shall satisfy all applicable distribution obligations under the Plan with respect to the distribution of Cash to the Holders of Prepetition 2021 Notes Claims.(3)

For the avoidance of doubt, the Debtors or the Reorganized Debtors, as applicable, shall be the Disbursing Agent as to and shall cause all distributions (including New Parent Equity and Purchaser Take-Back Notes) to be made to Holders of Claims and directly to the Holders of

(3)         The Parent shall cooperate with the Purchaser and the Purchaser Takeback Notes Indenture Trustee to cause the Purchaser Takeback Notes to be made eligible for clearance and settlement through The Depository Trust Company (“DTC”) and shall hold the Purchaser Takeback Notes through DTC as soon as the Purchaser Takeback Notes have been made so eligible.

Prepetition 2021 Notes Claims other than the distribution of Cash to Holders of Prepetition 2021 Notes Claims and the disbursement of the General Unsecured Claims Cash Distribution Amount by the GUC Administrator.

C.                                    Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.             Delivery of Distributions.

Except as otherwise provided herein, distributions shall be made to Holders of an Allowed Claim at the address for each such Holder as indicated on:  (1) such Holder’s Proof of Claim, if applicable; (2) the Debtors’ Schedules; (3) any change of address as reflected on the Court docket; (4) any written notice of address changes delivered to the Reorganized Debtors after the Effective Date; or (5) to any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf.  Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.  The applicable Disbursing Agent shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence or willful misconduct.

In the event that any distribution to any Holder is returned as undeliverable, no further distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder’s then-current address, at which time all currently-due, missed distributions shall be made to such Holder as soon as reasonably practicable thereafter without interest.  Nothing herein shall require the Disbursing Agent to attempt to locate Holders of undeliverable distributions.

2.             Minimum Distributions.

Holders of Allowed Claims entitled to distributions of $50.00 or less shall not receive distributions, and each Claim to which this limitation applies shall be discharged pursuant to Article VIII and its Holder shall be forever barred pursuant to Article VIII from asserting that Claim against the Reorganized Debtors.

3.             Unclaimed Distributions.

In the event that any distribution is returned as undeliverable or is unclaimed, such distribution shall remain in the Debtors’, the Reorganized Debtors’, or the GUC Administrator’s possession, as applicable, until such time as a distribution becomes deliverable or such Holder accepts distribution, or such distribution reverts back to the Debtors, the Reorganized Debtors, or the GUC Administrator, as applicable, and shall not be supplemented with any interest, dividends, or other accruals of any kind.  Such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of 180 days from the date of attempted distribution.  After such date all unclaimed property or interest in property shall revert to the Reorganized Debtors or to the escrow account holding the General Unsecured Claims Cash Distribution Amount for Pro Rata distribution to Holders of General Unsecured Claims, as applicable, and the Claim of any other Holder to such property or interest in property shall be discharged and forever barred.

D.                                    Delivery of Distributions on Account of Prepetition Unsecured Noteholder Claim

Except as otherwise provided in the Plan or reasonably requested by the Prepetition Unsecured Notes Indenture Trustee, all distributions to Holders of the Allowed Prepetition Unsecured Noteholder Claim shall be deemed completed when made to the Prepetition Unsecured Notes Indenture Trustee, which shall be deemed to be the Holder of the Allowed Prepetition Unsecured Noteholder Claim for purposes of distributions to be made hereunder.  The Prepetition Unsecured Notes Indenture Trustee shall hold or direct such distributions for the benefit of the Holders of the Allowed Prepetition Unsecured Noteholder Claim.  As soon as practicable in accordance with the requirements set forth in this Article VI, the Prepetition Unsecured Notes Indenture Trustee shall arrange to deliver such distributions to or on behalf of such Holders.  If the Prepetition Unsecured Notes Indenture Trustee is unable to make, or consents to the GUC Administrator making, such distributions, the GUC Administrator, with such Prepetition Unsecured Notes Indenture Trustee’s cooperation, shall make such distributions to the extent practicable to do so (provided that until such distributions are made, the Prepetition Unsecured Notes Indenture Trustee Charging Lien shall attach to the property to be distributed in the same manner as if such distributions were made through the Prepetition Unsecured Notes Indenture Trustee).  As to any Holder of an Allowed Prepetition Unsecured Noteholder Claim that is held in the name of, or by a nominee of, DTC, the GUC Administrator (with the assistance of the Reorganized Debtors, as necessary) shall seek the cooperation of DTC so that such distribution shall be made through the facilities of DTC on or as soon as practicable on or after the Effective Date.  Any reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of its counsel and agents) of the Prepetition Unsecured Notes Indenture Trustee incurred after the Effective Date solely in connection with the implementation of the Plan, including but not limited to, making distributions pursuant to and in accordance with the Plan shall be paid first from any excess in the Prepetition Unsecured Notes Indenture Trustee Payment Amount and then through application of the Prepetition Unsecured Notes Indenture Trustee Charging Lien.

E.                                     Distributions on Account of Claims Allowed After the Effective Date

1.                                      Payments and Distributions on Disputed Claims.

Distributions made after the Effective Date to Holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

2.                                      Special Rules for Distributions to Holders of Disputed Claims.

Notwithstanding anything to the contrary in the Plan, and except as otherwise agreed to by the Reorganized Debtors or GUC Administrator with respect to distributions of the General Unsecured Claims Cash Distribution Amount, (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all disputes in connection with such Disputed Claim have been resolved by settlement or Final Order and such Disputed Claim becomes an Allowed Claim; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order.

F.                                      Compliance with Tax Requirements

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Debtors, the Reorganized Debtors or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate.  The Debtors, the Reorganized Debtors or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

G.                                    Surrender of Cancelled Instruments or Securities

As a condition precedent to receiving any distribution on account of its Allowed Claim, each Holder of a Claim shall be deemed to have surrendered the certificates or other documentation underlying each such Claim, and all such surrendered certificates and other documentations shall be deemed to be canceled pursuant to Article IV.G hereto, except to the extent otherwise provided herein.

H.                                   Allocations

The aggregate consideration to be distributed to each Holder of an Allowed Claim will be allocated first to the principal amount of such Allowed Claim, with any excess allocated to unpaid interest that accrued on such Allowed Claims, if any.

I.                                        No Postpetition Interest on Claims

Unless otherwise specifically provided for in an order of the Court, the Plan, or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims or Interests and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any such Claim.

J.                                        Setoffs and Recoupment

The Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, may, but shall not be required to, set off against, or recoup from, any Claim against a Debtor of any nature whatsoever that the applicable Debtor may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim against a Debtor hereunder shall constitute a waiver or release by the applicable Debtor of any such Claim it may have against the Holder of such Allowed Claim.

K.                                    Claims Paid or Payable by Third Parties

1.             Claims Paid by Third Parties.

The Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, shall reduce in full an Allowed Claim, and such Claim shall be Disallowed without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Court, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or the Reorganized Debtors; provided that the Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, shall provide 21 days’ notice to the Holder prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Court.  Subject to the last sentence of this paragraph, to the extent a Holder of a Claim receives a distribution on account of such Claim and thereafter receives payment from a party that is not the Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the Petition Date.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14-day grace period specified above until the amount is repaid.

2.             Claims Payable by Insurers.

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim shall be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Court; provided that the Debtors, the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), as applicable, shall provide 21 days’ notice to the Holder of such Claim prior to any disallowance of such Claim during which period the Holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Court.

3.             Applicability of Insurance Policies.

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any insurers under any policies of insurance, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.  For the avoidance of doubt, the GUC Administrator shall succeed to the rights of the Debtors or the Reorganized Debtors, as applicable, to any insurance policy, but solely to the extent it relates to an Allowed General Unsecured Claim.

L.                                     Exemption from Securities Laws

The issuance of and the distribution under the Plan of the New Parent Equity and the Purchaser Take-Back Notes, and the amendment, reinstatement, offer, sale, issuance, and delivery under the Plan of the Amended Prepetition Notes, shall be exempt from registration under the Securities Act and any other applicable securities laws pursuant to section 1145 of the Bankruptcy Code, unless the Holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  These Securities are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and may be resold without registration under the Securities Act or other federal securities laws, unless the holder is an “affiliate” of the Purchaser within the meaning of Rule 144 under the Securities Act.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

ARTICLE VII.
PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED,
AND DISPUTED CLAIMS

A.                                    Allowance of Claims and Interests

After the Effective Date, the Reorganized Debtors, and the GUC Administrator, as applicable, shall have and retain any and all rights and defenses the Debtors had with respect to any Claim or Interest immediately prior to the Effective Date, except with respect to any Claim deemed Allowed under the Plan.  Except as expressly provided in the Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including the Confirmation Order and the DIP Orders), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed under the Plan, the Bankruptcy Code, or the Court has entered a Final Order (including the Confirmation Order) in the Chapter 11 Cases allowing such Claim.  All settled Claims approved prior to the Effective Date pursuant to a Final Order of the Court pursuant to Bankruptcy Rule 9019 or otherwise shall be binding on all parties.

B.                                    Claims and Interests Administration Responsibilities

Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the authority to (1) to File, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Court, (x) solely with respect to any General Unsecured Claims shall vest in the GUC Administrator and (y) solely with respect to all other Claims shall vest in the Reorganized Debtors.  The Reorganized Debtors shall consult with the GUC Administrator before seeking to reclassify any Claim as a General Unsecured Claim.

C.                                    Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, or the GUC Administrator (solely with respect to any General Unsecured Claims), may at any time request that the Court estimate any Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether any party previously has objected to such Claim or whether the Court has ruled on any such objection, and the Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during any appeal relating to such objection.  In the event that the Court estimates any Disputed Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, or the GUC Administrator (solely with respect to any General Unsecured Claims), may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before 21 days after the date on which such Claim is estimated.  All of the aforementioned Claims and objection, estimation, and resolution procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Court or as otherwise provided in this Article VII.

D.                                    Adjustment to Claims Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, superseded, settled, resolved by agreement, or otherwise resolved or addressed may be adjusted, expunged, or Allowed on the Claims Register by the Reorganized Debtors, or the GUC Administrator (solely with respect to any General Unsecured Claims), without the Reorganized Debtors or the GUC Administrator, as applicable, having to File or take any legal action, including Filing an application, motion, complaint, objection, or any other legal proceeding with the Court.

E.                                     Disallowance of Claims

Any Disputed Claims held by Entities from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Disputed Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors.

EXCEPT AS PROVIDED HEREIN, IN AN ORDER OF THE COURT, OR OTHERWISE AGREED, ANY AND ALL PROOFS OF CLAIM FILED AFTER THE APPLICABLE BAR DATE SHALL BE DEEMED DISALLOWED AND EXPUNGED AS OF THE EFFECTIVE DATE WITHOUT ANY FURTHER NOTICE TO OR ACTION, ORDER, OR APPROVAL OF THE COURT, AND HOLDERS OF SUCH CLAIMS MAY

NOT RECEIVE ANY DISTRIBUTIONS ON ACCOUNT OF SUCH CLAIMS, UNLESS AT OR PRIOR TO THE CONFIRMATION HEARING SUCH LATE CLAIM HAS BEEN DEEMED TIMELY FILED BY A FINAL ORDER.

F.                                      No Distributions Pending Allowance

No payment or distribution provided under the Plan shall be made to the extent that any Claim is a Disputed Claim, including if an objection to a Claim or portion thereof is Filed as set forth in Article VII, unless and until such Disputed Claim becomes an Allowed Claim.

G.                                    Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as reasonably practicable after the date that the order or judgment of the Court allowing any Disputed Claim becomes a Final Order, or as otherwise agreed to by the Reorganized Debtors or the GUC Administrator, as applicable, the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals shall be paid to the Holder of such Allowed Claim on account of such Allowed Claim unless required under applicable bankruptcy law or as otherwise provided herein.

H.                                   Single Satisfaction of Claims

Holders of Allowed Claims may assert such Claims against each Debtor obligated with respect to such Claim, and such Claims shall be entitled to share in the recovery provided for the applicable Class of Claims against each obligated Debtor based upon the full Allowed amount of the Claim.  Notwithstanding the foregoing, in no case shall the aggregate value of all property received or retained under the Plan on account of any Allowed Claim exceed 100% of such Allowed Claim plus applicable interest.

ARTICLE VIII.
SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.                                    Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions, releases, and other benefits provided pursuant to the Plan, which distributions, releases, and other benefits shall be irrevocable and not subject to challenge upon the Effective Date, the provisions of the Plan, and the distributions, releases, and other benefits provided hereunder, shall constitute a good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.  The Plan shall be deemed a motion to approve the good-faith compromise and settlement of all such Claims, Interests, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Court’s approval of the compromise and settlement of all such Claims, Interests, and controversies, as well as a finding by the Court that all such compromises and settlements are in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and are fair, equitable, and reasonable.  In accordance with the provisions of the Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Court, after the

Effective Date, the Reorganized Debtors, or the GUC Administrator solely with respect to any General Unsecured Claims, may compromise and settle Claims against the Reorganized Debtors and Causes of Action against other Entities.

B.                                    Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan and the Plan Supplement, or in a contract, instrument, or other agreement or document executed pursuant to the Plan and the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors or the GUC Administrator solely with respect to any General Unsecured Claims), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has voted to accept the Plan.  Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

C.                                    Term of Injunctions or Stays

Unless otherwise provided herein or in a Final Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date set forth in the order providing for such injunction or stay.

D.                                    Release of Liens

Except as otherwise specifically provided in the Plan, or in any other contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions or other treatment made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors or the Reorganized Debtors.  For the avoidance of doubt, notwithstanding anything in the Plan or the Confirmation Order to the contrary, this Section VIII.D shall not apply to the Liens securing the Prepetition 2021 Notes, which shall continue to be secured by all existing Liens and other security interests granted under the Prepetition 2021 Notes Documents as amended by the Amended Prepetition Notes Documents.

E.                                     Releases by the Debtors

Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, including the service of the Released Parties to facilitate the Sale Process and the implementation of the transactions contemplated by the Plan, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors and their Affiliates, their Estates, the Reorganized Debtors, and their respective successors and assigns from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, liabilities, and remedies whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims, asserted or that could be asserted on behalf of the Debtors, that the Debtors and their Affiliates, their Estates, the Reorganized Debtors, or their respective successors and assigns would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the Debtors’ in- or out-of-court sale efforts or the Sale Process (including the Sale and the Sale Transaction Documentation), the Debtors’ intercompany transactions, the Prepetition First Lien Credit Agreement, the Prepetition 2021 Notes Documents, the Amended Prepetition Notes Documents, the Purchaser Take-Back Notes Documents, the Royalty Interest Documents, the Prepetition Unsecured Notes Indenture, the Tender Offer, any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of any of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the SAPSA, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any Sale, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the SAPSA, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the distribution of property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing.  Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in this Article VIII.E do not release any post-Effective Date obligations of any party or Entity under the Plan or any obligations of Purchaser under the Sale Transaction Documentation and (ii) nothing in this Article VIII.E shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, fraud, or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by the Debtors, their Estates, and the Reorganized Debtors set forth in this Article VIII.E, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims and Causes of Action released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Sale; and (7) a bar to any of the Debtors, their Estates, or the Reorganized Debtors asserting any Claim or Cause of Action released pursuant to such releases.

F.                                      Releases by Holders of Claims and Interests

As of the Effective Date, each Releasing Party is deemed to have released and discharged each Debtor, each Estate, the Reorganized Debtors, and each Released Party from any and all Claims, Causes of Action, obligations, suits, judgments, damages, demands, losses, liabilities, and remedies whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), the Debtors’ in- or out-of-court sale efforts or the Sale Process (including the Sale and the Sale Transaction Documentation), the Debtors’ intercompany transactions, the Prepetition First Lien Credit Agreement, the Prepetition 2021 Notes Documents, the Amended Prepetition Notes Documents, the Purchaser Take-Back Notes Documents, the Royalty Interest Documents, the Prepetition Unsecured Notes Indenture, the Tender Offer, any Avoidance Actions, the purchase, sale, or rescission of the purchase or sale of any Security of any of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the formulation, preparation, dissemination, negotiation, or Filing of the SAPSA, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, or any sale, contract, instrument, document, release, or other agreement or document (including any legal opinion regarding any such transaction, contract, instrument, document, release, or other agreement or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the SAPSA, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the solicitation of votes with respect to the Plan, the administration and implementation of the Plan, including the distribution of property pursuant to the Plan, the Definitive Documentation, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing; provided, however, that except as expressly provided under the Plan, the foregoing releases shall not release obligations arising under agreements among the Releasing Parties and the Released Parties other than the Debtors.  Notwithstanding anything to the contrary in the foregoing, (i) the releases set forth in this Article VIII.F do not release any post-Effective Date obligations of any party or Entity under the Plan, including under the Prepetition 2021 Notes Documents (as amended pursuant to the Plan) or any obligations of Purchaser under the Sale Transaction Documentation and (ii) nothing in this Article VIII.F shall, nor shall it be deemed to, release any Released Party from any Claims or Causes of Action that are found, pursuant to a Final Order, to be the result of such Released Party’s gross negligence, fraud, or willful misconduct.

Entry of the Confirmation Order shall constitute the Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases by Holders of Claims and Interests set forth in this Article VIII.F, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Court’s finding that such releases are:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims and Causes of Action released by such releases; (3) in the best interests of the Debtors and their Estates; (4) fair, equitable and reasonable; (5) given and made after due notice and opportunity for hearing; (6) an essential component of the Plan; and (7) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to such releases.

Notwithstanding any language to the contrary contained in the Plan, the Disclosure Statement, and/or the Confirmation Order, no provision of this Plan or the Confirmation Order shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor Person or non-Debtor Entity in any forum.

G.                                    Exculpation

Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur liability for, and each Exculpated Party is hereby released and exculpated from, any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, liability, or remedy for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, Filing, or termination of the SAPSA and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any sale (including the Sale and the Sale Transaction Documentation), contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in- or out-of-court sale efforts or Sale Process, the Disclosure Statement, the Plan, the SAPSA, the related agreements, instruments, and other documents (including the Definitive Documentation), the Filing of the Chapter 11 Cases, the pursuit of

Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documentation), or any other related agreement, except for claims related to any act or omission by such Exculpated Party that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties (to the extent applicable) have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

H.                                   Injunction

Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Claims or Interests that have been released or exculpated pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those attached to the Disclosure Statement or set forth in the Plan Supplement, to the extent finalized) executed to implement the Plan.

I.                                        Recoupment

In no event shall any Holder of an Allowed Claim be entitled to recoup against any Claim, right, or Cause of Action of the Debtors unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation

Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

J.                                        Subordination Rights

Any distributions under the Plan shall be received and retained free from any obligations to hold or transfer the same to any other Holder and shall not be subject to levy, garnishment, attachment, or other legal process by any Holder by reason of claimed contractual subordination rights.  Any such subordination rights shall be waived, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal, or equitable subordination rights to property distributed under the Plan, in each case other than as provided in the Plan.

K.                                    Reimbursement or Contribution

If the Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date:  (1) such Claim has been adjudicated as non-contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

ARTICLE IX.
PROVISIONS REGARDING GOVERNANCE OF
THE REORGANIZED DEBTORS

A.                                    Organizational Action

On and after the Effective Date, the adoption, filing, approval and ratification, as necessary, of all limited liability company, corporate or related actions contemplated hereby for each of the Reorganized Debtors, including the Restructuring Transactions, shall be deemed authorized and approved in all respects.

All matters provided for herein involving the organizational structure of any Debtor or any Reorganized Debtor, or any limited liability company or corporate action required by any Debtor or any Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of such Debtor or Reorganized Debtor or by any other stakeholder, including with respect to (i) the adoption and filing of an amendment and restatement of the New Certificate of Incorporation, (ii) the adoption of the New Bylaws, (iii) the adoption and filing of any Reorganized Subsidiary Certificates of Incorporation and Reorganized Subsidiary Certificates of Formation, as applicable, (iv)  the approval of any Reorganized Subsidiary Bylaws and Reorganized Subsidiary Operating Agreements, as applicable, (v) the election or appointment, as the case may be, of directors, officers, managers or managing members for the Reorganized Debtors, (vi) the issuance of the New Parent Equity, (vii) the Restructuring Transactions to be effectuated pursuant to the Plan and (viii) the qualification of any Reorganized Debtors as foreign corporations if and wherever the conduct of business by such entities requires such qualifications.

Any party that is to receive New Parent Equity is deemed to be bound to the terms of the New Stockholders Agreement from and after the Effective Date, even if not a signatory thereto.

On and after the Effective Date, the appropriate officers of each Reorganized Debtor and members of the board of directors, board of managers or equivalent body of each Reorganized Debtor are authorized and directed to issue, execute, deliver, file and record any and all agreements, documents, securities, deeds, bills of sale, conveyances, releases and instruments contemplated by the Plan in the name of and on behalf of such Reorganized Debtor and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

B.                                    Organizational Documents

The New Certificate of Incorporation, the New Bylaws, and any Reorganized Subsidiary Organization Documents shall be effective as of the Effective Date and shall, among other things, authorize the New Parent Equity.  The New Certificate of Incorporation will include certain transfer restrictions on the New Parent Equity.  After the Effective Date, the Reorganized Debtors may amend and restate their certificates of incorporation, bylaw, limited liability company agreements, shareholders agreements or other analogous organizational documents, as applicable, as permitted by applicable law.  Subject to the Restructuring Transactions, the governance and organizational documents of the Reorganized Subsidiaries that were in effect before the Effective Date shall remain in effect after the Effective Date.  After the Effective Date, any of the Reorganized Debtors may file amended and restated certificates of incorporation (or other formation documents, if applicable) with the Secretary of State in any appropriate jurisdiction.

C.                                    Directors and Officers of the Reorganized Debtors

Subject to the Restructuring Transactions, on the Effective Date, the management, control and operation of each Reorganized Debtor shall become the general responsibility of the board of directors, members or managing members, as applicable, of such Reorganized Debtor or other governing body as provided in the applicable governing documents.

On the Effective Date, the term of the members of the Board shall expire and such members shall be replaced by the New Board.  The classification and composition of the New Board shall be consistent with the New Certificate of Incorporation and the New Bylaws.  In the Plan Supplement, to the extent known, the Debtors will disclose pursuant to section 1129(a)(5) of the Bankruptcy Code the identity and affiliations of the Persons proposed to serve on the New Board.  The New Board members shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the New Certificate of Incorporation and the New Bylaws.

The classification and composition of the managers, managing members and members of the boards of directors, as applicable, of the Reorganized Subsidiary Debtors shall be consistent with the applicable Reorganized Subsidiary Certificate of Formation, Reorganized Subsidiary Certificate of Incorporation, Reorganized Subsidiary Bylaws or Reorganized Subsidiary Operating Agreement.  Each such director, manager or managing member, as applicable, shall serve from and after the Effective Date in accordance with applicable non-bankruptcy law and the terms of the relevant Reorganized Debtor’s constituent documents.

ARTICLE X.
CONDITIONS PRECEDENT TO CONFIRMATION AND
CONSUMMATION OF THE PLAN

A.                                    Conditions Precedent to Confirmation

It shall be a condition to Confirmation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article X.C hereof):

1.             the SAPSA shall not have been breached or terminated and shall remain in full force and effect except as otherwise agreed with respect to the treatment of Class 4 Claims as set forth herein;

2.             an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code, which order shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders, shall have been entered by the Court;

3.             the Sale pursuant to the Sale Transaction Documentation shall have been approved by the Court prior to, or contemporaneously with, Confirmation, and the Sale Transaction Documentation and the Sale Order shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders;

4.             the Sale Transaction Documentation shall not have been terminated in accordance with its terms;

5.             the Confirmation Order shall have been entered by the Court in form and substance reasonably acceptable to the Debtors, the Required Consenting Noteholders, and the Committee (but solely with respect to such portions that may materially impact Holders of General Unsecured Claims); and

6.             the Plan and the Plan Supplement, including any exhibits, schedules, amendments, modifications, or supplements thereto, shall have been Filed subject to the terms hereof and shall be in form and substance reasonably acceptable to the Debtors (except with respect to the GUC Administrator Budget and any amendments thereto), the Required Consenting Noteholders (except with respect to the identity of the GUC Administrator, the GUC Administrator Budget, and any amendments thereto), and the Committee (but solely insofar as such documents may impact Holders of General Unsecured Claims).

B.                                    Conditions Precedent to the Effective Date

It shall be a condition to Consummation of the Plan that the following conditions shall have been satisfied (or waived pursuant to the provisions of Article X.C hereof):

1.             the Confirmation Order, which order shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Noteholders, and the Committee, shall have been entered and the Confirmation Order shall have become a Final Order that has not been stayed, modified, or vacated on appeal;

2.             the Purchaser Take-Back Notes Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, 15 U.S.C. §§ 77aaa et seq. prior to the voting deadline with respect to the Plan;

3.             the Purchaser Take-Back Notes and the Royalty Interest shall have been delivered by the Purchaser (i) directly to the Holders of Allowed 2021 Notes Claims or (ii) to Parent, in either case, in accordance with the Asset Purchase Agreement and shall be in full force and effect and binding on all parties thereto;

4.             the Plan and the Plan Supplement, including any exhibits, schedules, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but prior to the Effective Date, shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Noteholders, and the Committee (but solely as such documents may impact Holders of General Unsecured Claims);

5.             all other Definitive Documentation, which Definitive Documentation shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Noteholders, and the Committee (but solely with respect to Definitive Documentation impacting Holders of General Unsecured Claims), shall have been effected or executed in accordance with the terms hereof and in accordance with the SAPSA;

6.             the New Certificate of Incorporation and New Bylaws shall have become effective and shall be in full force and effect;

7.             the Amended Prepetition Notes Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, 15 U.S.C. §§ 77aaa et seq. prior to the voting deadline with respect to the Plan;

8.             the Amended Prepetition Notes Documents shall be in full force and effect and binding on all parties thereto;

9.             all DIP Facility Claims shall have been paid in Cash in full;

10.          all required governmental and third-party approvals and consents, including Court approval, necessary in connection with the transactions provided for in the Plan shall have been obtained, shall not be subject to unfulfilled conditions, and shall be in full force and effect, and all applicable waiting periods shall have expired without any action having been taken by any competent authority that would restrain or prevent such transactions;

11.          all documents and agreements necessary to implement the Plan, which documents shall be in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders shall have (a) been tendered for delivery and (b) been effected or executed by all Entities party thereto, and all conditions precedent to the effectiveness of such documents and agreements (other than any conditions related to the occurrence of the Effective Date) shall have been satisfied or waived pursuant to the terms of such documents or agreements;

12.          (a) all Allowed Professional Fee Claims approved by the Court shall have been paid in full, (b) the Professional Fee Reserve Amount shall have been fully funded in Cash into the

Professional Fee Escrow Account, and (c) the General Unsecured Claims Cash Distribution Amount shall have been funded and escrowed in accordance with the Plan;

13.          the Closing Date shall have occurred on terms, and pursuant to the Sale Transaction Documents, reasonably acceptable to the Debtors and the Required Consenting Noteholders; and

14.          after giving effect to the terms of the Plan, the Reorganized Debtors shall have Cash in an amount not less than the Post-Effective Date Minimum Cash Amount.

C.                                    Waiver of Conditions

The conditions precedent to Confirmation of the Plan and to the Effective Date of the Plan set forth in this Article X may be waived only by the Debtors with the prior written consent of the Required Consenting Noteholders and, if applicable, the Committee, without notice, leave, or order of the Court or any formal action other than proceedings to confirm or consummate the Plan.

D.                                    Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

E.                                     Effect of Non-Occurrence of Conditions to the Confirmation Date or the Effective Date

If the Confirmation Date and/or the Effective Date do(es) not occur, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors or any other Entity; (3) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity in any respect; or (4) be used by the Debtors or any Entity as evidence (or in any other way) in any litigation, including with regard to the strengths or weaknesses of any of the parties’ positions, arguments or claims.

ARTICLE XI.
MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.                                    Modification and Amendments

Subject to the limitations contained herein, the Debtors reserve the right, with the consent of the Required Consenting Noteholders and the Committee (such consent not to be unreasonably withheld), to modify the Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan.  Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, those restrictions on modifications set forth in the Plan, and the terms of the SAPSA, the Debtors expressly reserve their rights to alter, amend, or modify the Plan, one or more times, after Confirmation, and, to the extent necessary, initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such manner as may be necessary to carry out the purposes and intent of the Plan.

B.                                    Effect of Confirmation on Modifications

Entry of the Confirmation Order shall mean that all modifications or amendments to the Plan occurring after the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.                                    Revocation or Withdrawal of the Plan

The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors prior to the Confirmation Date and to File subsequent plans of reorganization.  If the Debtors revoke or withdraw the Plan, or if Confirmation and Consummation do not occur, then:  (1) the Plan shall be null and void in all respects; (2) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain of any Claim or Interest or Class of Claims or Interests), assumption or rejection of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (3) nothing contained in the Plan shall:  (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors or any other Entity, including the Holders of Claims; (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity; or (iv) be used by the Debtors or any other Entity as evidence (or in any other way) in any litigation, including with regard to the strengths or weaknesses of any of the parties’ positions, arguments, or claims.

ARTICLE XII.
RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain jurisdiction over the Chapter 11 Cases and all matters, arising out of, or related to, the Chapter 11 Cases and the Plan, including jurisdiction to:

1.             Allow, Disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or Unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections relating to any of the foregoing;

2.             decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals;

3.             resolve any matters related to:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including Claims related to the rejection of an Executory Contract or Unexpired Lease, any Cure Claims, or any other matter related to such Executory Contract or Unexpired Lease; (b) the Debtors or the Reorganized Debtors, as applicable, amending, modifying, or supplementing, pursuant to Article V hereof, the Schedule of Assumed Executory Contracts and Unexpired Leases; and (c) any dispute regarding whether a contract or lease is or was executory or unexpired;

4.             ensure that distributions to Holders of Allowed Claims or Interests are accomplished pursuant to the provisions of the Plan;

5.             adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.             adjudicate, decide, or resolve any and all matters related to Causes of Action by or against a Debtor;

7.             adjudicate, decide, or resolve any and all matters related to sections 1141, 1145, and 1146 of the Bankruptcy Code;

8.             enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan, the SAPSA, the Sale, and the Plan Supplement, and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, the SAPSA, the Sale, and the Plan Supplement;

9.             enter and enforce any order for the sale of property pursuant to sections 363 or 1123 of the Bankruptcy Code, including the Sale Order;

10.          resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the Consummation, interpretation, or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan, the SAPSA, the Sale Transaction Documentation, or the Plan Supplement;

11.          issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

12.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the settlements, compromises, discharges, releases, injunctions, exculpations, and other provisions contained in Article VIII hereof and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

13.          resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid pursuant to Article VI.K.1 hereof;

14.          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

15.          determine any other matters that may arise in connection with or relate to the SAPSA, the Plan, the Disclosure Statement, the Confirmation Order, the Plan Supplement, the Sale, or the Sale Transaction Documentation;

16.          adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein, including the Sale;

17.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Court order, including the Confirmation Order;

18.          determine requests for the payment of Claims entitled to priority pursuant to section 507 of the Bankruptcy Code;

19.          hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

20.          hear and determine matters concerning section 1145 of the Bankruptcy Code;

21.          hear and determine all disputes involving the existence, nature, or scope of the release provisions set forth in the Plan, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

22.          enforce all orders previously entered by the Court;

23.          resolve any disputes arising under the Sale Transaction Documentation or other documents related to the Sale;

24.          hear any other matter not inconsistent with the Bankruptcy Code;

25.          enter an order concluding or closing the Chapter 11 Cases; and

26.          enforce the injunction, release, and exculpation provisions set forth in Article VIII hereof.

ARTICLE XIII.
MISCELLANEOUS PROVISIONS

A.                                    Immediate Binding Effect

Subject to Article X.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan, the final versions of the documents contained in the Plan Supplement, and the Confirmation Order shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and the Purchaser, as applicable, and any and all Holders of Claims or Interests (regardless of whether the Holders of such Claims or Interests are deemed to have accepted or rejected the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, and injunctions provided for in the Plan, each Entity acquiring property under the Plan or the Confirmation Order, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases.  All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan.

B.                                    Additional Documents

On or before the Effective Date, the Debtors may File with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the SAPSA.  The Debtors, and all Holders of Claims or Interests receiving distributions pursuant to the Plan and all other parties in interest (including the Purchaser) shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.                                    Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Court enters the Confirmation Order, and the Confirmation Order shall have no force or effect unless the Effective Date occurs.  Prior to the Effective Date, neither the Plan, any statement or provision contained in the Plan, nor any action taken or not taken by any Debtor with respect to the Plan, the Disclosure Statement, the Confirmation Order, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests.

D.                                    Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan or the Confirmation Order shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, if any, of such Entity.

E.                                     Service of Documents

Any pleading, notice, or other document required by the Plan to be served on or delivered to the Debtors or the Reorganized Debtors shall be served on:

Debtors	Cloud Peak Energy Inc. 385 Interlocken Crescent, Suite 400 Broomfield, Colorado 80021 Attn: Bryan Pechersky

Counsel for the Debtors

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, New York  10103-0040

Attn:              David S. Meyer

Jessica C. Peet

Lauren R. Kanzer

-and-

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201 Attn: Paul E. Heath

Counsel to Ad Hoc Prepetition Secured Noteholder Group and DIP Lenders	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: Damian S. Schaible Aryeh E. Falk

Counsel to the Committee	Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-9601 Attn: Jennifer L. Marines Lorenzo Marinuzzi

F.                                      Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

G.                                    Entire Agreement

Except as otherwise indicated, on the Effective Date, the Plan and the Plan Supplement shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

H.                                   Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are Filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ case website at https://cases.primeclerk.com/cloudpeakenergy or the Court’s website at http://www.deb.uscourts.gov.  To the extent any exhibit or document is inconsistent with the terms of the Plan, unless otherwise ordered by the Court, the non-exhibit or non-document portion of the Plan shall control.

I.                                        Nonseverability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void, or unenforceable, the Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such terms or provision shall then be applicable as altered or interpreted, provided that any such alteration or interpretation shall be acceptable to the Debtors.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent; and (3) nonseverable and mutually dependent.

J.                                        Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, the Purchaser, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties or individuals will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of securities thereunder.

K.                                    Dissolution of the Committee

On the Effective Date, the Committee shall remain in place solely for the purpose of addressing (a) final fee applications for all Professionals and (b) the resolution of any appeals of the Confirmation Order.  Upon the dissolution of the Committee, the GUC Administrator shall become the successor in interest to the Committee and the members of the Committee and their respective Professionals will cease to have any duty, obligation, or role arising from or related to the Reorganized Debtors’ Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Reorganized Debtors’ Chapter 11 Cases.

L.                                     Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Court to close the Chapter 11 Cases.

M.                                 No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.

N.                                    Waiver or Estoppel

Except with respect to the SAPSA and the parties thereto, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement or the Debtors’ or Reorganized Debtors’ right to enter into settlements was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court or the Notice and Claims Agent prior to the Confirmation Date.

* * * *

Respectfully submitted, as of the date first set forth above,

Dated: October 22, 2019	Cloud Peak Energy Inc.
on behalf of itself and all other Debtors

/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President, General Counsel and Corporate Secretary
385 Interlocken Crescent, Suite 400
Broomfield, Colorado 80021